Prospectus

Class A, B and C Shares

February 28, 2006

 GOLDMAN SACHS MUNICIPAL FIXED INCOME FUNDS

■  Goldman Sachs Short Duration Tax-Free Fund

■  Goldman Sachs California Intermediate AMT-Free
     Municipal Fund
■  Goldman Sachs New York Intermediate AMT-Free
     Municipal Fund

■  Goldman Sachs Municipal Income Fund

■  Goldman Sachs High Yield Municipal Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM”), serves as investment adviser to the Short Duration Tax-Free, California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds. GSAM is referred to in this Prospectus as the “Investment Adviser.”

The Funds Described In This Prospectus Are Not Money Market Funds. Investors In The Funds Should Understand That The Net Asset Value (“NAV”) Of The Funds Will Fluctuate Which May Result In A Loss Of A Portion Of The Principal Amount Invested.

Goldman Sachs’ Municipal Fixed Income Investing Philosophy:
Fixed income markets are constantly evolving and are highly diverse. We believe inefficiencies in these complex markets causes bond prices to diverge from their fair value for periods of time. To capitalize on these inefficiencies and generate consistent risk-adjusted performance, we believe it is critical to:

■	Thoughtfully combine diversified sources of return by employing multiple investment strategies
■	Take a global perspective to uncover relative value opportunities
■	Employ focused specialist teams to identify short-term mispricings and incorporate long-term views
■	Emphasize a risk-aware approach

GSAM’s Fixed Income investment process seeks to maximize risk-adjusted total returns by utilizing a diverse set of investment strategies. The process revolves around four key elements:

1. Developing a long-term risk budget—Lead portfolio managers (“Portfolio Team”) are responsible for the overall results of a Fund. They set the strategic direction of a Fund by establishing a “risk budget.” Following careful analysis of risk and return objectives, they allocate the overall risk budget to each component strategy to optimize potential return.

2. Generating investment views and strategies—Within the parameters of the risk budget, our Top-down and Bottom-up Strategy Teams generate investment ideas within their areas of specialization. The “Top-down Strategy Teams” are responsible for Cross-Sector and Duration decisions and are deliberately small to ensure creativity and expedite decision-making and execution. Concurrently, “Bottom-up Strategy Teams,” comprised of sector specialists, formulate sub-sector allocation and security selection decisions.

3. Implementing portfolios—The Strategy Teams trade the securities within their area of expertise, while the Portfolio Team oversees the portfolio construction process. In this way, the Fund benefits from the “Best Ideas” generated by the Strategy Teams and trades remain consistent with risk and return objectives. In the unique case of municipal fixed income, the Strategy Team and the Portfolio Team are one in the same.

4. Monitoring strategies—The Portfolio Team is responsible for monitoring the Funds to ensure the most optimal mix of strategies. In addition, the Top-down and Bottom-up Strategy Teams review the strategies within their areas of specialization.

The Investment Adviser de-emphasizes interest rate predictions as a means of generating incremental return. Instead, the Investment Adviser seeks to add value through the selection of particular securities and investment sector allocation as described above.

GENERAL INVESTMENT MANAGEMENT APPROACH

With every fixed-income portfolio, the Investment Adviser applies a team approach that emphasizes risk management and capitalizes on Goldman Sachs’ extensive research capabilities.

Each of the Funds described in this Prospectus has a target duration. A Fund’s duration approximates its price sensitivity to changes in interest rates. For example, suppose that interest rates in one day fall by one percent which, in turn, causes yields on every bond in the market to fall by the same amount. In this example, the price of a bond with a duration of three years may be expected to rise approximately three percent and the price of a bond with a five year duration may be expected to rise approximately five percent. The converse is also true. Suppose interest rates in one day rise by one percent which, in turn, causes yields on every bond in the market to rise by the same amount. In this second example, the price of a bond with a duration of three years may be expected to fall approximately three percent and the price of a bond with a five year duration may be expected to fall approximately five percent. The longer the duration of a bond, the more sensitive the bond’s price is to changes in interest rates. Maturity measures the time until final payment is due; it takes no account of the pattern of a security’s cash flows over time. In calculating maturity, a Fund may determine the maturity of a variable or floating rate obligation according to its interest rate reset date, or the date principal can be recovered on demand, rather than the date of ultimate maturity. Similarly, to the extent that a fixed income obligation has a call, refunding, or redemption provision, the date on which the instrument is expected to be called, refunded, or redeemed may be considered to be its maturity date. There is no guarantee that the expected call, refund or redemption will occur, and a Fund’s average maturity may lengthen beyond the Investment Adviser’s expectations should the expected call, refund or redemption not occur. In computing portfolio duration, a Fund will estimate the duration of obligations that are subject to prepayment or redemption by the issuer, taking into account the influence of interest rates on prepayments and coupon flows. This method of computing duration is known as “option-adjusted” duration. The Investment Adviser may use futures contracts, options on futures contracts and swaps to manage the Funds’ target duration in accordance with their benchmark or benchmarks. A Fund will not be limited as to its maximum weighted average portfolio maturity or the maximum stated maturity with respect to individual securities unless otherwise noted.

Each Fund also has credit rating requirements for the securities it buys. A Fund will deem a security to have met its minimum credit rating requirement if the security has the required rating at the time of purchase from at least one nationally recognized statistical rating organization (“NRSRO”) even though it has been rated below the minimum rating by one or more other NRSROs. Unrated securities may be purchased by the Funds if they are determined by the Investment Adviser to be of comparable quality. A security satisfies a Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for example, BBB or Baa). If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below such rating, the Fund will not be required to dispose of such security. This is so even if the downgrade causes the average credit quality of the Fund to be lower than that stated in the Prospectus. Furthermore, during this period, the Investment Adviser will only buy securities at or above the Fund’s average rating requirement. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of such security, is in the best interests of a Fund and its shareholders.

As discussed below, the Funds may invest in credit default swaps, which are derivative investments. When a Fund sells a credit default swap (commonly known as selling protection), the Fund may be required to pay the “notional value” of the credit default swap on a specified security (or group of securities) if the security defaults. A Fund will be the seller of a credit default swap only when the credit of the security is deemed by the Investment Adviser to meet the Fund’s minimum credit criteria at the time the swap is first entered into.

References in this Prospectus to a Fund’s benchmark or benchmarks are for informational purposes only, and unless otherwise noted are not necessarily an indication of how the Fund is managed.

Fund Investment Objectives and Strategies

Goldman Sachs Short Duration Tax-Free Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers 1–3 Year Municipal Bond Index plus or minus 0.5 years Maximum = 3.5 years

Expected Approximate Interest Rate Sensitivity:	2.5-year municipal bond

Credit Quality:	Minimum = BBB or Baa by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers 1–3 Year Municipal Bond Index

Symbols:	Class A: GSDTX, Class B: GSDBX, Class C: GSTCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income, consistent with relatively low volatility of principal, that is exempt from regular federal income tax.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal market conditions, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in fixed-income securities issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia) and the political subdivisions, agencies and instrumentalities thereof (“Municipal Securities”), the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes), and is not a tax preference item under the federal alternative minimum tax. Under normal market

*	The Fund’s duration approximates its price sensitivity to changes in interest rates. Historically, over the last ten years, the duration of the Lehman Brothers 1-3 Year Municipal Bond Index has ranged between two and two and a half years.

Goldman Sachs Short Duration Tax-Free Fund continued

conditions, the Fund’s investments in private activity bonds and taxable investments will not exceed, in the aggregate, 20% of the Fund’s Net Assets. The interest from private activity bonds (including the Fund’s distributions of such interest) may be a preference item for purposes of the federal alternative minimum tax. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities. For more information about the Fund’s investments in Municipal Securities, see “Municipal Securities” in Appendix A — Portfolio Securities and Techniques.”

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs California Intermediate AMT-Free Municipal Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers CA 1–10 Year Municipal Bond Index plus or minus one year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	6-year municipal bond

Credit Quality:	Minimum = BBB or Baa by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality
Weighted Average = AA/A+

Benchmark:	Lehman Brothers CA 1–10 Year Municipal Bond Index

Symbols:	Class A: GCAAX, Class C: GCACX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income that is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax, is exempt from California State personal income tax, and is consistent with preservation of capital. As a secondary objective, the Fund seeks to maximize after-tax total return consistent with the Fund’s intermediate duration and AA/A+ average credit quality.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in fixed-income securities issued by or on behalf of the State of California and its political subdivisions, agencies, instrumentalities and public authorities and other states, territories and possessions of the United States (including the District of Columbia) and the political subdivisions, agencies and instrumentalities thereof (“Municipal Securities”), the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal

*	The Fund’s duration approximates its price sensitivity to changes in interest rates. Historically, over the past 10 years, the duration of the Lehman Brothers CA 1-10 Year Municipal Bond Index has ranged between approximately four and five years.

Goldman Sachs California Intermediate AMT-Free Municipal Fund continued

income tax purposes), is not a tax preference item under the federal alternative minimum tax and is exempt from California State personal income tax. Under normal circumstances, the Fund’s investments in private activity bonds and taxable investments will not exceed, in the aggregate, 20% of the Fund’s Net Assets. The interest from private activity bonds (including the Fund’s distributions of such interest) may be a preference item for purposes of the federal alternative minimum tax. The Fund may also invest up to 20% of its Net Assets in Municipal Securities that are subject to California State personal income tax. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities. Under normal circumstances, the Fund maintains a dollar-weighted average portfolio maturity of three to ten years. For more information about the Fund’s investments in Municipal Securities, see “Municipal Securities” in “Appendix A — Portfolio Securities and Techniques.”

The Fund is “non-diversified” under the Investment Company Act of 1940, as amended (the “Act”), and may invest more of its assets in fewer issuers than “diversified” mutual funds. Therefore, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs New York Intermediate AMT-Free Municipal Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers NY 1-10 Year Municipal Bond Index plus or minus one year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	6-year municipal bond

Credit Quality:	Minimum = BBB or Baa by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality Weighted Average = AA/A+

Benchmark:	Lehman Brothers NY 1-10 Year Municipal Bond Index

Symbols:	Class A: GNYAX, Class C: GNYCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income that is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax, is exempt from New York State and City personal income taxes, and is consistent with preservation of capital. As a secondary objective, the Fund seeks to maximize after-tax total return consistent with the Fund’s intermediate duration and AA/A+ average credit quality.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its Net Assets in fixed income securities issued by or on behalf of the State of New York and its political subdivisions, agencies, instrumentalities and public authorities and other Municipal Securities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes), is not a tax preference item under the federal alternative minimum tax and is exempt from

*	The Fund’s duration approximates its price sensitivity to changes in interest rates. Historically, over the past 10 years, the duration of the Lehman Brothers NY 1-10 Year Municipal Bond Index has ranged between approximately four and five years.

Goldman Sachs New York Intermediate AMT-Free Municipal Fund continued

New York State and City personal income taxes. Under normal circumstances, the Fund’s investments in private activity bonds and taxable investments will not exceed, in the aggregate, 20% of the Fund’s Net Assets. The interest from private activity bonds (including the Fund’s distributions of such interest) may be a preference item for purposes of the federal alternative minimum tax. The Fund may also invest up to 20% of its Net Assets in Municipal Securities that are subject to New York State and/or New York City personal income taxes. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities. Under normal circumstances the Fund maintains a dollar-weighted average portfolio maturity of three to ten years. For more information about the Fund’s investments in Municipal Securities, see “Municipal Securities” in “Appendix A — Portfolio Securities and Techniques.”

The Fund is “non-diversified” under the Act, and may invest more of its assets in fewer issuers than “diversified” mutual funds. Therefore, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Municipal Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Aggregate Municipal Bond Index plus or minus one year Maximum = 12 years

Expected Approximate Interest Rate Sensitivity:	15-year municipal bond

Credit Quality:	Minimum = BBB or Baa at the time of purchase; Weighted Average = A Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Aggregate Municipal Bond Index

Symbols:	Class A: GSMIX, Class B: GSMBX, Class C: GSMUX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income that is exempt from regular federal income tax, consistent with preservation of capital.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal market conditions, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in Municipal Securities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes). The Fund may invest up to 100% of its Net Assets in private activity bonds, the interest on which (including the Fund’s distributions of such interest) may be a preference item for purposes of the federal alternative minimum tax. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities. For more information about the Fund’s investments in Municipal Securities, see “Municipal Securities” in “Appendix A — Portfolio Securities and Techniques.”

*	The Fund’s duration approximates its price sensitivity to changes in interest rates. Historically, over the last ten years, the duration of the Lehman Brothers Aggregate Municipal Bond Index has ranged between six and eight years.

Goldman Sachs High Yield Municipal Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Municipal Bond Index plus or minus 2 years Maximum = 12 years

Expected Approximate Interest Rate Sensitivity:	15–20-year municipal bond

Credit Quality:	At least 65% of total assets = BBB or Baa or lower at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmarks:	Lehman Brothers Aggregate Municipal Bond Index and Lehman Brothers High Yield Municipal Bond Index

Symbols:	Class A: GHYAX, Class B: GHYBX, Class C: GHYCX

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income that is exempt from regular federal income tax and may also consider the potential for capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 65% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in high-yield Municipal Securities that, at the time of purchase, are medium quality or non-investment grade. Medium quality securities are rated BBB or Baa by a NRSRO, and non-investment grade securities are securities rated BB, Ba or below by a NRSRO. Unrated securities will be determined by the Investment Adviser to be of comparable quality. Under normal circumstances, the Fund may also invest up to 35% of its Total Assets in higher grade fixed-income securities.

In pursuing its principal investment strategy, the Investment Adviser will assess the relative value in the Municipal Securities market from both a credit and yield curve

*	The Fund’s duration approximates its price sensitivity to changes in interest rates. Historically, over the last ten years, the durations of the Lehman Brothers Aggregate Municipal Bond and Lehman Brothers High Yield Municipal Bond Indexes have ranged between six and eight years and six and nine years, respectively.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

perspective. Tax-exempt securities offering the high current income sought by the Fund may be predominantly in the lower rating categories of NRSROs (BB/Ba or lower).

Under normal market conditions, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in Municipal Securities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes).

The Fund may invest up to 100% of its Net Assets in private activity bonds, the interest on which (including the Fund’s distributions of such interest) may be a preference item for purposes of the federal alternative minimum tax. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities.

Recognizing that the high-yield municipal market may consist of a limited number of attractive investment opportunities at any one time, the Investment Adviser may temporarily close the Fund to new investors in circumstances when it believes that a sufficient quantity of appropriate high-yield Municipal Securities is not available in the market place. The closure of the Fund under these circumstances generally will not preclude existing shareholders of the High Yield Municipal Fund from purchasing or redeeming Fund shares, although the Investment Adviser reserves the right to close the Fund to additional purchases by existing Fund shareholders in its discretion. For more information about the Fund’s investments in Municipal Securities, see “Municipal Securities” in “Appendix A — Portfolio Securities and Techniques.”

The High Yield Municipal Fund is “non-diversified” under the Act, and may invest more of its assets in fewer issuers than “diversified” mutual funds. Therefore, the High Yield Municipal Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Non-investment grade fixed-income securities (commonly known as “junk bonds”) tend to offer higher yields than higher rated securities with similar maturities. Non-investment grade fixed-income securities are, however, considered speculative and generally involve greater price volatility and greater risk of loss of principal and interest than higher rated securities. The Fund may purchase the securities of issuers that are in default.

Other Investment Practices
and Securities

The tables on the following page identify some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The tables also highlight the differences and similarities among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in the tables show allowable usage only; for actual usage, consult the Funds’ annual and semi-annual reports (when available, in the case of the California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds). For more information about these and other investment practices and securities, see Appendix A. Each Fund publishes on its website (http://www.gs.com/funds) complete portfolio holdings for the Fund as of the end of each fiscal quarter subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Funds publish on their website selected holdings information monthly subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the Securities and Exchange Commission (“SEC”). In addition, a description of the Fund’s policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Funds’ Statement of Additional Information (“Additional Statement”).

OTHER INVESTMENT PRACTICES AND SECURITIES

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation	Short	California	New York
on usage; limited only by the	Duration	Intermediate	Intermediate	Municipal	High Yield
objectives and strategies of the Fund	Tax-Free	AMT-Free	AMT-Free	Income	Municipal
— Not permitted	Fund	Municipal	Municipal	Fund	Fund
		Fund	Fund

Investment Practices

Borrowings	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3

Credit, Interest Rate and Total Return Swaps*	•	•	•	•	•

Financial Futures Contracts	•	•	•	•	•

Interest Rate Floors, Caps and Collars	•	•	•	•	•

Options (including Options on Futures)	•	•	•	•	•

Repurchase Agreements	•	•	•	•	•

Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3

Standby Commitments and Tender Option Bonds	•	•	•	•	•

When-Issued Securities and Forward Commitments	•	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.

10 Percent of total assets (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation	Short	California	New York
on usage; limited only by the	Duration	Intermediate	Intermediate	Municipal	High Yield
objectives and strategies of the Fund	Tax-Free	AMT-Free	AMT-Free	Income	Municipal
— Not permitted	Fund	Municipal	Municipal	Fund	Fund
		Fund	Fund

Investment Securities

Asset-Backed Securities	•	•	•	•	•

Convertible Securities	•	•	•	•	•

Corporate Debt Obligations and Trust Preferred Securities	•	•	•	•	•

Floating and Variable Rate Obligations	•	•	•	•	•

Lower Grade Fixed Income Securities	—	—	—	—	65+[1]

Structured Securities*	•	•	•	•	•

Taxable Municipal Securities	20	20	20	20	20

Tax-Free Municipal Securities	80+[2]	80+[3]	80+[4]	80+[5]	80+[5]

Temporary Investments	•[6]	•[6]	•[6]	•[6]	•[6,7]

U.S. Government Securities	•	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[1]	The High Yield Municipal Fund will invest at least 65% of its Total Assets in lower grade securities under normal circumstances.
[2]	The Short Duration Tax-Free Fund will invest 80% of its Net Assets in obligations the interest on which is exempt from regular federal income tax and is not a tax preference item under the federal alternative minimum tax.
[3]	The California Intermediate AMT-Free Municipal Fund will invest 80% of its Net Assets in Municipal Securities the interest on which is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax and is exempt from California State personal income tax.
[4]	The New York Intermediate AMT-Free Municipal Fund will invest at least 80% of its Net Assets in Municipal Securities, the interest on which is exempt from regular federal income tax, is not a tax preference item under the federal alternative minimum tax and is exempt from New York State and City personal income tax.
[5]	The Municipal Income and High Yield Municipal Funds will invest at least 80% of their Net Assets in municipal securities, the interest on which is exempt from regular federal income tax.
[6]	The Short Duration Tax-Free, California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds may invest no more than 20% of their Net Assets in taxable investments under normal market conditions. Under unusual conditions, taxable investments may exceed this percentage.
[7]	The High Yield Municipal Fund may for this purpose invest in investment and high grade securities without limit.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

	Short	California	New York
	Duration	Intermediate	Intermediate	Municipal	High Yield
• Applicable	Tax-Free	AMT-Free Municipal	AMT-Free Municipal	Income	Municipal
— Not applicable	Fund	Fund	Fund	Fund	Fund

NAV	•	•	•

Interest Rate	•	•	•	•	•

Credit/Default	•	•	•	•	•

Call	•	•	•	•	•

Extension	•	•	•	•	•

Derivatives	•	•	•	•	•

U.S. Government Securities	•	•	•	•	•

Market	•	•	•	•	•

Management	•	•	•	•	•

Liquidity	•	•	•	•	•

Non-Diversification	—	•	•	—	•

“Junk Bond”	—	—	—	—	•

Tax	•	•	•	•	•

Concentration	•	•	•	•	•
California/New York	—	•	•	—	—

PRINCIPAL RISKS OF THE FUNDS

All Funds:

■	NAV Risk—The risk that the net asset value (“NAV”) of the Fund and the value of your investment will fluctuate.
■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Credit/Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund (which may have low credit ratings), or the counterparty in a derivative investment, may default on its obligation to pay interest and repay principal. This risk includes the risk of default on foreign letters of credit or guarantees that back Municipal Securities.
■	Call Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as an asset-backed security) earlier than expected. This may happen when there is a decline in interest rates. Under these circumstances, a Fund may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.
■	Extension Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as an asset-backed security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and a Fund will also suffer from the inability to invest in higher yielding securities.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, options on swaps, structured securities and other derivative investments. These instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to a Fund.
■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many types of U.S. Government Securities that may be purchased by the Funds, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more sectors, which will increase a Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within these investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate.
■	Tax Risk—The Funds may be adversely impacted by changes in tax rates and policies. Because interest income from Municipal Securities is normally not subject to regular federal income taxation and, for the California Intermediate AMT- Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund, certain state taxes, the attractiveness of Municipal Securities in relation to other investment alternatives is affected by changes in federal and state income tax rates or changes in the tax-exempt status of interest income from Municipal Securities. Any proposed or actual changes in such rates or exempt status, therefore, can significantly affect the demand for and supply, liquidity and marketability of Municipal Securities. This could in turn affect a Fund’s net asset value and ability to acquire and dispose of Municipal Securities at desirable yield and price levels. Additionally, these Funds would not be a suitable investment for IRAs, other tax-exempt or tax-deferred accounts or for other investors who are not sensitive to the federal, state or local income tax consequences of their investments.
■	Concentration Risk—The risk that if a Fund invests more than 25% of its total assets in issuers within the same country, state, industry or economic sector, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so concentrated. At the October 31, 2005 fiscal year end of the High Yield Municipal Fund, the Fund had invested more than 25% of its assets in the Municipal Securities of issuers located in Florida.

Specific Funds:

■	Non-Diversification Risk—The High Yield Municipal Fund, California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund are non-diversified, meaning that each Fund is permitted to invest more of its assets in fewer issuers than “diversified” mutual funds. Thus, each Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

PRINCIPAL RISKS OF THE FUNDS

■	“Junk Bond” Risk—The High Yield Municipal Fund will invest in non-investment grade fixed-income securities (commonly known as “junk bonds”) that are considered predominantly speculative by traditional investment standards. Non- investment grade fixed-income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.
■	California/New York Risk—The California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds intend to invest primarily in California municipal obligations and New York municipal obligations, respectively. The investments of the Funds are, therefore, affected by political and economic developments within these States, and by the financial condition of these States, their public authorities and political sub-divisions. If California, New York, or any of their local governmental entities are unable to meet their financial obligations, the corresponding Fund’s income, NAV, and ability to preserve or realize appreciation of capital or liquidity could be adversely affected. See Appendix A in this Prospectus for more information concerning the risks of investing in California and New York.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) with respect to the bar charts, changes in the performance of a Fund’s Class A Shares from year to year for up to the last ten calendar years and (b) with respect to the table, how the average annual total returns of a Fund’s Class A, B and C Shares* compare to those of broad-based securities market indices. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future. No performance for the California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund is provided because the Funds have less than one calendar year’s performance.

The average annual total return calculation reflects a maximum initial sales charge of 2.0% for Class A Shares of Short Duration Tax-Free Fund and 4.5% for Class A Shares of Municipal Income and High Yield Municipal Funds; the assumed contingent deferred sales charge (“CDSC”) for Class B Shares (2% maximum declining to 0% after three years for the Short Duration Tax-Free Fund and 5% maximum declining to 0% after six years for the Municipal Income and High Yield Municipal Funds); and the assumed CDSC for Class C Shares (1% if redeemed within 12 months of purchase). The bar charts (including “Best Quarter” and “Worst Quarter” information) do not reflect the sales loads applicable to Class A Shares. If the sales loads were reflected, returns would be less. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Class A Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

*	Currently, Class B shares of the Short Duration Tax-Free Fund may no longer be purchased except in connection with the reinvestment of dividends and capital gains.

FUND PERFORMANCE

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Class A Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Class A Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Class A Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historical highest individual federal marginal income tax rates at the time of the distributions and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

Short Duration Tax-Free Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’02 +2.58% Worst Quarter* Q2 ’04 -1.02%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Class A (Inception 5/1/97)
Returns Before Taxes	-1.03%	2.44%	3.10%
Returns After Taxes on Distributions**	-1.03%	2.44%	3.10%
Returns After Taxes on Distributions and Sale of Fund Shares**	0.20%	2.45%	3.09%
Lehman Brothers 1-3 Year Municipal Bond Index***	1.08%	3.09%	3.72%

Class B (Inception 5/1/97)
Returns Before Taxes	-1.63%	2.22%	2.71%
Lehman Brothers 1-3 Year Municipal Bond Index***	1.08%	3.09%	3.72%

Class C (Inception 8/15/97)
Returns Before Taxes	-0.78%	2.08%	2.42%
Lehman Brothers 1-3 Year Municipal Bond Index***	1.08%	3.09%	3.64%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers 1-3 Year Municipal Bond Index, an unmanaged index, represents investment grade municipal bonds with maturities greater than one year and less than 4 years, and does not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Municipal Income Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q4 ’00 +4.29% Worst Quarter* Q2 ’99 -2.89%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	10 Years	Since Inception

Class A (Inception 7/20/93)
Returns Before Taxes	-0.52%	4.51%	4.86%	5.05%
Returns After Taxes on Distributions**	-1.91%	4.51%	4.83%	4.94%
Returns After Taxes on Distributions and Sale of Fund Shares**	1.04%	4.48%	4.78%	4.88%
Lehman Brothers Aggregate Municipal Bond Index***	3.51%	5.59%	5.71%	5.88%

Class B (Inception 5/1/96)
Returns Before Taxes	-1.76%	4.30%	N/A	4.93%
Lehman Brothers Aggregate Municipal Bond Index***	3.51%	5.59%	N/A	6.08%

Class C (Inception 8/15/97)
Returns Before Taxes	2.30%	4.68%	N/A	4.38%
Lehman Brothers Aggregate Municipal Bond Index***	3.51%	5.59%	N/A	5.68%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers Aggregate Municipal Bond Index is an unmanaged broad-based total return index composed of approximately 8,000 investment grade, fixed rate, and tax-exempt issues, with a remaining maturity of at least one year. The Index figures do not include any deduction for fees, expenses or taxes.

High Yield Municipal Fund

TOTAL RETURN	CALENDAR YEAR (CLASS A)

Best Quarter* Q2 ’03 +3.76% Worst Quarter* Q2 ’04 -1.74%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Class A (Inception 4/3/00)
Returns Before Taxes	2.37%	6.49%	6.76%
Returns After Taxes on Distributions**	0.67%	6.11%	6.43%
Returns After Taxes on Distributions and Sale of Fund Shares**	1.51%	5.95%	6.24%
Lehman Brothers High Yield Municipal Index***	8.58%	7.67%	7.48%
Lehman Brothers Aggregate Municipal Bond Index****	3.51%	5.59%	6.34%

Class B (Inception 4/3/00)
Returns Before Taxes	1.21%	6.28%	6.65%
Lehman Brothers High Yield Municipal Index***	8.58%	7.67%	7.48%
Lehman Brothers Aggregate Municipal Bond Index****	3.51%	5.59%	6.34%

Class C (Inception 4/3/00)
Returns Before Taxes	5.37%	6.67%	6.82%
Lehman Brothers High Yield Municipal Index***	8.58%	7.67%	7.48%
Lehman Brothers Aggregate Municipal Bond Index****	3.51%	5.59%	6.34%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	The after-tax returns are for Class A Shares only. The after-tax returns for Class B and Class C Shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Lehman Brothers High Yield Municipal Index is an unmanaged index made up of bonds that are non-investment grade, unrated, or rated below Ba1 by Moody’s Investors Services with a remaining maturity of at least one year. The Index does not include any deduction for fees, expenses or taxes.
****	The Lehman Brothers Aggregate Municipal Bond Index is an unmanaged broad-based total return index composed of approximately 8,000 investment grade, fixed rate, and tax-exempt issues, with a remaining maturity of at least one year. The Index does not reflect any deduction for fees, expenses or taxes.

Fund Fees and Expenses (Class A, B and C Shares)

This table describes the fees and expenses that you would pay if you buy and hold Class A, Class B, or Class C Shares of a Portfolio.

	Short Duration Tax-Free Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	2.0%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	2.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[5]
Management Fees[6]	0.40%		0.40%		0.40%
Distribution and Service (12b-1) Fees[7]	0.25%		1.00%		1.00%
Other Expenses[8]	0.24%		0.24%		0.24%

Total Fund Operating Expenses*	0.89%		1.64%		1.64%

See pages 30 and 31 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Short Duration Tax-Free Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)[5]:
Management Fees[6]	0.35%	0.35%	0.35%
Distribution and Service (12b-1) Fees[7]	0.25%	0.85%	1.00%
Other Expenses[8]	0.16%	0.16%	0.16%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.76%	1.36%	1.51%

Fund Fees and Expenses continued

	California
	Intermediate AMT-
	Free Municipal Fund

	Class A		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	1.0%	[3]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None
Redemption Fees[9]	2.00%		2.00%
Exchange Fees	None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[5]
Management Fees[6]	0.45%		0.45%
Distribution and Service (12b-1) Fees	0.25%		1.00%
Other Expenses[8]*	0.62%		0.62%

Total Fund Operating Expenses*	1.32%		2.07%

See pages 30 and 31 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	California
	Intermediate AMT-
	Free Municipal Fund

	Class A	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)[5]:
Management Fees[6]	0.45%	0.45%
Distribution and Service (12b-1) Fees	0.25%	1.00%
Other Expenses[8]	0.20%	0.20%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.90%	1.65%

FUND FEES AND EXPENSES

	New York
	Intermediate AMT-
	Free Municipal Fund

	Class A		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	1.0%	[3]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None
Redemption Fees[9]	2.00%		2.00%
Exchange Fees	None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[5]
Management Fees[6]	0.45%		0.45%
Distribution and Service (12b-1) Fees	0.25%		1.00%
Other Expenses[8]*	1.97%		1.97%

Total Fund Operating Expenses*	2.67%		3.42%

See pages 30 and 31 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	New York
	Intermediate AMT-
	Free Municipal Fund

	Class A	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)[5]:
Management Fees[6]	0.45%	0.45%
Distribution and Service (12b-1) Fees	0.25%	1.00%
Other Expenses[8]	0.20%	0.20%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.90%	1.65%

Fund Fees and Expenses continued

	Municipal Income Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees[9]	2.00%		2.00%		2.00%
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[5]
Management Fees[6]	0.55%		0.55%		0.55%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[8]	0.27%		0.27%		0.27%

Total Fund Operating Expenses*	1.07%		1.82%		1.82%

See pages 30 and 31 for all other footnotes.

*	The “Management Fees,” “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	Municipal Income Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)[5]:
Management Fees[6]	0.50%	0.50%	0.50%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.16%	0.16%	0.16%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.91%	1.66%	1.66%

FUND FEES AND EXPENSES

	High Yield Municipal Fund

	Class A		Class B		Class C

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	4.5%	[1]	None		None
Maximum Deferred Sales Charge (Load)[2]	None	[1]	5.0%	[3]	1.0%	[4]
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None		None		None
Redemption Fees	None		None		None
Exchange Fees	None		None		None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[5]
Management Fees[6]	0.52%		0.52%		0.52%
Distribution and Service (12b-1) Fees	0.25%		1.00%		1.00%
Other Expenses[8]	0.18%		0.18%		0.18%

Total Fund Operating Expenses*	0.95%		1.70%		1.70%

See pages 30 and 31 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Fund are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	High Yield Municipal Fund

	Class A	Class B	Class C

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)[5]:
Management Fees[6]	0.52%	0.52%	0.52%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses[8]	0.16%	0.16%	0.16%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.93%	1.68%	1.68%

Fund Fees and Expenses continued

[1]	The maximum sales charge is a percentage of the offering price. Under certain circumstances, which are described in the Shareholder Guide, the maximum sales charge may be reduced or waived entirely. A CDSC of 1% may be imposed on certain redemptions (within 18 months of purchase) of Class A Shares sold without an initial sales charge as part of an investment of $1 million or more ($500,000 in the case of the Short Duration Tax-Free Fund).
[2]	The maximum CDSC is a percentage of the lesser of the NAV at the time of redemption or the NAV when the shares were originally purchased.
[3]	With the exception of the Short Duration Tax-Free Fund, a CDSC is imposed upon Class B Shares redeemed within six years of purchase at a rate of 5% in the first year, declining to 1% in the sixth year, and eliminated thereafter. With respect to the Short Duration Tax-Free Fund, a CDSC is imposed on shares redeemed within three years of purchase at a rate of 2.0% in the first year, declining to 1% in the third year, and eliminated thereafter.
[4]	A CDSC of 1% is imposed on Class C Shares redeemed within 12 months of purchase.
[5]	The California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund commenced operations on November 1, 2005 and their annual operating expenses have been estimated for the current fiscal year. The Short Duration Tax-Free, Municipal Income and High Yield Funds’ annual operating expenses have been restated to reflect a contractual reduction in the transfer agent fee from an annual rate of 0.19% to an annual rate of 0.16% of the average daily net assets of the Funds’ Class A, Class B and Class C shares. In addition, as a result of the fee reduction commitment disclosed in footnote 6 the High Yield Fund’s “Management Fees” and “Total Fund Operating Expenses” have been restated to reflect the expenses that are expected for the current fiscal year.
[6]	The Investment Adviser has entered into the following fee reduction commitment for the Funds which was implemented on a voluntary basis beginning July 1, 2005 and on a contractual basis as of the date of this Prospectus. The rates listed below for the California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds have been contractual since their commencement of operations.

	Management Fee
Fund	Annual Rate	Average Daily Net Assets

Short Duration Tax-Free	0.40%	on the first $1 billion
	0.36%	on the next $1 billion
	0.34%	over $2 billion

California Intermediate	0.45%	on the first $1 billion
AMT-Free Municipal	0.41%	on the next $1 billion
	0.39%	over $2 billion

New York Intermediate	0.45%	on the first $1 billion
AMT-Free Municipal	0.41%	on the next $1 billion
	0.39%	over $2 billion

Municipal Income	0.55%	on the first $1 billion
	0.50%	on the next $1 billion
	0.48%	over $2 billion

High Yield Municipal	0.55%	on the first $2 billion
	0.50%	over $2 billion

FUND FEES AND EXPENSES

Prior to this fee reduction commitment, the management fees from the Short Duration Tax-Free, Municipal Income and High Yield Municipal Funds as an annual percentage rate of average daily net assets were 0.40%, 0.55% and 0.55%, respectively. In addition, the Investment Adviser has voluntarily agreed not to impose a portion of the management fee on the Short Duration Tax-Free and Municipal Income Funds equal to 0.05% and 0.05%, respectively, of such Funds’ average daily net assets. As a result of fee waivers, the current management fees of the Short Duration Tax-Free and Municipal Income Funds are 0.35% and 0.50%, respectively, of such Funds’ average daily net assets. The waivers may be terminated at any time at the option of the Investment Adviser.
[7]	Goldman Sachs has voluntarily agreed not to impose a portion of the distribution and service fees attributable to Class B Shares of the Short Duration Tax-Free Fund equal to 0.15%. The waiver may be terminated at any time at the option of the distributor. If this occurs, the distribution and service fees attributable to Class B Shares of this Fund will increase to 1.00% of the Fund’s average daily net assets.
[8]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.16% of the average daily net assets of each Fund’s Class A, B and C Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, distribution and service fees, transfer agency fees and expenses, taxes, interest and brokerage fees and litigation, indemnification, shareholder meetings and other extraordinary expenses exclusive of any expense offset arrangements) to the following percentages of each Fund’s average daily net assets:

Other
Fund	Expenses

Short Duration Tax-Free	0.004%
California Intermediate AMT-Free Municipal	0.044%
New York Intermediate AMT-Free Municipal	0.044%
Municipal Income	0.004%
High Yield Municipal	0.004%

[9]	A 2.0% redemption fee will be imposed on the redemption of shares (including by exchange) held for 30 calendar days or less.

Fund Fees and Expenses continued

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Class A, B or C of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years		10 Years

Short Duration Tax-Free
Class A Shares	$289	$478		$683		$1,274
Class B Shares
– Assuming complete redemption at end of period	$367	$617		$892		$1,743
– Assuming no redemption	$167	$517		$892		$1,743
Class C Shares
– Assuming complete redemption at end of period	$267	$517		$892		$1,944
– Assuming no redemption	$167	$517		$892		$1,944

California Intermediate AMT-Free Municipal
Class A Shares	$332	$610	$	N/A	$	N/A
Class C Shares
– Assuming complete redemption at end of period	$310	$649	$	N/A	$	N/A
– Assuming no redemption	$210	$649	$	N/A	$	N/A

New York Intermediate AMT-Free Municipal
Class A Shares	$708	$1,242	$	N/A	$	N/A
Class C Shares
– Assuming complete redemption at end of period	$445	$1,051	$	N/A	$	N/A
– Assuming no redemption	$345	$1,051	$	N/A	$	N/A

Municipal Income
Class A Shares	$554	$775		$1,014		$1,697
Class B Shares
– Assuming complete redemption at end of period	$685	$873		$1,185		$1,940
– Assuming no redemption	$185	$573		$985		$1,940
Class C Shares
– Assuming complete redemption at end of period	$285	$573		$985		$2,137
– Assuming no redemption	$185	$573		$985		$2,137

FUND FEES AND EXPENSES

Fund	1 Year	3 Years	5 Years	10 Years

High Yield Municipal
Class A Shares	$543	$739	$952	$1,564
Class B Shares
– Assuming complete redemption at end of period	$673	$836	$1,123	$1,810
– Assuming no redemption	$173	$536	$923	$1,810
Class C Shares
– Assuming complete redemption at end of period	$273	$536	$923	$2,009
– Assuming no redemption	$173	$536	$923	$2,009

The hypothetical example assumes that a CDSC will not apply to redemptions of Class A Shares within the first 18 months. Class B Shares convert to Class A Shares eight years after purchase; therefore, Class A expenses are used in the hypothetical example after year eight.

Certain institutions that sell Fund shares and/or their salespersons may receive other compensation in connection with the sale and distribution of Class A, Class B and Class C Shares for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “What Should I Know When I Purchase Shares Through an Authorized Dealer?” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISERS

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	Short Duration Tax-Free California Intermediate AMT-Free Municipal New York Intermediate AMT-Free Municipal Municipal Income High Yield Municipal

GSAM has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs & Co. (“Goldman Sachs”). As of December 31, 2005, GSAM had assets under management of $496.1 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

SERVICE PROVIDERS

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
	Contractual Rate*	October 31, 2005

GSAM:

Short Duration Tax-Free	0.40% on the first $1 billion 0.36% on the next $1 billion 0.34% over $2 billion	0.35%

California Intermediate AMT-Free Municipal	0.45% on the first $1 billion 0.41% on the next $1 billion 0.39% over $2 billion	N/A**

New York Intermediate AMT-Free Municipal	0.45% on the first $1 billion 0.41% on the next $1 billion 0.39% over $2 billion	N/A**

Municipal Income	0.55% on the first $1 billion 0.50% on the next $1 billion 0.48% over $2 billion	0.50%

High Yield Municipal	0.55% on the first $2 billion 0.50% over $2 billion	0.52%

*	The investment Adviser has entered into the foregoing new fee reduction commitments for the Funds which were implemented on a voluntary basis beginning July 1, 2005 and on a contractual basis as of the date of this Prospectus. The rates listed above for the California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds have been contractual since their commencement of operations in November 2005. Prior to the fee reduction commitment, the management fees for the Short Duration Tax-Free, Municipal Income and High Yield Municipal Funds as an annual percentage of average daily net assets were 0.40%, 0.55% and 0.55%, respectively.
**	The California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds did not conduct investment operations during this fiscal period.

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreements for the Short Duration Tax Free, Municipal Income and High Yield Municipal Funds in 2005 is available in the Funds’ annual report dated

October 31, 2005. The semi-annual report for the fiscal period ended April 30, 2006 for the California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds will become available in June 2006 and will contain a discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement relating to those Funds.

FUND MANAGERS

Fixed Income Portfolio Management Team

■	The investment process revolves around three groups: the Fixed Income Strategy Group, the Top-down Strategy Teams, and the Municipal Bond Teams.
■	These teams strives to maximize risk-adjusted returns by de-emphasizing interest rate anticipation and focusing on security selection and sector allocation
■	The team manages approximately $144.9 billion in municipal and taxable fixed-income assets for retail, institutional and high net worth clients

______________________________________________________________________________________________________________

U.S. Fixed Income-Municipal Investment Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Ben Barber Managing Director Head of U.S. Municipal Team	Senior Portfolio Manager— Short Duration Tax-Free California Intermediate AMT-Free Municipal New York Intermediate AMT-Free Municipal Municipal Income High Yield Municipal	Since 1999 2005 2005 1999 2000	Mr. Barber joined the Investment Adviser in 1999 as a portfolio manager. Prior to his current position, he managed high yield municipal and municipal bond funds at Franklin Templeton for eight years.

Tom Kenny Managing Director and Co-Head U.S. and Global Fixed Income Teams	Senior Portfolio Manager— California Intermediate AMT-Free Municipal Fund New York Intermediate AMT-Free Municipal Fund High Yield Municipal	Since 2005 2005 2000	Mr. Kenny joined the Investment Adviser in 1999 as a senior portfolio manager. Previously, he spent 13 years at Franklin Templeton where he was a portfolio manager of high yield municipal and municipal funds, Director of Municipal Research and Director of the Municipal Bond Department.

Scott Diamond Vice President	Portfolio Manager— Short Duration Tax-Free California Intermediate AMT-Free Municipal New York Intermediate AMT-Free Municipal Municipal Income High Yield Municipal	Since 2002 2005 2005 2002 2002	Mr. Diamond joined the Investment Adviser in 2002 as a portfolio manager. Before joining the Investment Adviser, Mr. Diamond worked for Prudential Financial for nine years where he served as the portfolio manager for national and state specific mutual funds, as well as managing the municipal portfolio of several institutional accounts.

SERVICE PROVIDERS

Ben Barber is a Senior Portfolio Manager and serves as the Head of the U.S. Municipal Investment Management Team. As the leader of the Municipal Investment Management Team, Mr. Barber is ultimately responsible for the composition of a Fund’s structure at both the security and sector level. Along with the other portfolio managers on the team, Mr. Barber has specific responsibilities including duration, term structure, trading, and credit research. Each portfolio manager is responsible for liaising with the Municipal Credit Research Department, and promoting his or her fixed income investment ideas to the other members of the team so that a consensus view might be achieved and implemented.

The Additional Statement provides information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and portfolio manager ownership of securities in the Funds.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 71 S. Wacker Dr., Suite 500, Chicago, IL 60606, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs is a full service investment banking broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Funds directly and indirectly invest. Thus, it is likely that the Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates and other accounts managed by Goldman Sachs and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Funds. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Funds or who engage in transactions with or for the Funds. For more information about conflicts of interest see the Additional Statement.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

SERVICE PROVIDERS

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, certain of the Goldman Sachs Funds included in this Prospectus and certain other investment portfolios of the Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman, Sachs, Goldman Sachs Variable Insurance Trust (“GSVIT”) the Trust, the Trustees and Officers of the Trust and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005.

The second amended consolidated complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act of 1940 (the “Investment Company Act”), and the Investment Advisers Act of 1940, (ii) common law breach of fiduciary duty, and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees. On January 13, 2006, all claims against the Defendants were dismissed by the U.S. District Court. On February 22, 2006 the plaintiffs appealed this decision.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

Each Fund pays dividends from its investment income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply. See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund. If cash dividends are elected with respect to the Fund’s monthly net investment income dividends, then cash dividends must also be elected with respect to the non-long-term capital gains component, if any, of the Fund’s annual dividend.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment income and distributions from net capital gains are declared and paid as follows:

	Investment Income		Capital Gains
	Dividends		Distributions

Fund	Declared	Paid	Declared and Paid

Short Duration Tax-Free	Daily	Monthly	Annually

California Intermediate AMT-Free Municipal	Daily	Monthly	Annually

New York Intermediate AMT-Free Municipal	Daily	Monthly	Annually

Municipal Income	Daily	Monthly	Annually

High Yield Municipal	Daily	Monthly	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed income or undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ shares.

HOW TO BUY SHARES

How Can I Purchase Class A, Class B And Class C Shares Of The Funds?
You may purchase shares of the Funds through:

■	Goldman Sachs;
■	Authorized Dealers; or
■	Directly from the Trust.

In order to make an initial investment in a Fund, you must furnish to the Fund, Goldman Sachs or your Authorized Dealer the information in the Account Application. An order will be processed upon receipt of payment.

To Open an Account:

■	Complete the Account Application
■	Mail your payment and Account Application to:

Your Authorized Dealer

—	Purchases by check or Federal Reserve draft should be made payable to your Authorized Dealer
—	Your Authorized Dealer is responsible for forwarding payment promptly (within three business days) to the Fund

or
Goldman Sachs Funds P.O. Box 219711, Kansas City, MO 64121-9711

—	Purchases by check or Federal Reserve draft should be made payable to Goldman Sachs Funds—(Name of Fund and Class of Shares)
—	Boston Financial Data Services, Inc. (“BFDS”), the Fund’s sub-transfer agent, will not accept checks drawn on foreign banks, third-party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawer checks, cash, money orders, travelers cheques or credit card checks. In limited situations involving the transfer of retirement assets, the Fund may accept cashier’s checks or official bank checks.
—	Federal funds wire, Automated Clearing House Network (“ACH”) transfer or bank wires should be sent to State Street Bank and Trust Company (“State Street”) (each Fund’s custodian). Please call the Funds at 1-800-526-7384 to get detailed instructions on how to wire your money.

SHAREHOLDER GUIDE

What Is My Minimum Investment In The Funds?

	Initial	Additional

Regular Accounts	$1,000	$50

Employee Benefit Plans (e.g., IRAs, employee sponsored plans)*	$250	No minimum

Uniform Gift/Transfer to Minors (UGMA/UTMA) Accounts	$250	$50

Coverdell ESAs*	$250	$50

Automatic Investment Plans	$250	$50**

*	The Funds may not be appropriate for IRAs, other tax deferred or tax exempt accounts or for other investors who are not sensitive to federal, state or local income tax consequences of these investments. Please consult with your financial or tax adviser for more information.

**	No minimum in the case of the California Intermediate AMT-Free Municipal Fund and the New York Intermediate AMT-Free Municipal Fund.

What Alternative Sales Arrangements Are Available?

The Funds offer three classes of shares through this Prospectus.*

Maximum Amount You Can Buy in the Aggregate Across Funds	Class A	No limit

	Class B	$100,000**

	Class C	$1,000,000 ($500,000 in the case of Short Duration Tax-Free Fund)**

Initial Sales Charge	Class A	Applies to purchases of less than $1 million ($500,000 in the case of Short Duration Tax-Free Fund)—varies by size of investment with a maximum of 4.5% (2.0% maximum in the case of the Short Duration Tax-Free Fund)

	Class B	None

	Class C	None

CDSC	Class A	1.00% on certain investments of $1 million or more if you sell within 18 months

	Class B	6 year declining CDSC with a maximum of 5% (2% in the case of Short Duration Tax-Free Fund, which has a 3 year declining CDSC)

	Class C	1% if shares are redeemed within 12 months of purchase

Conversion Feature	Class A	None

	Class B	Class B Shares automatically convert to Class A Shares after 8 years

	Class C	None

*	Currently, Class B Shares of the Short Duration Tax-Free Fund may no longer be purchased. Current Class B Shareholders of the Short Duration Tax Free Fund may only continue to reinvest dividends and capital gains into their accounts. Exchanges into Class B Shares of the Short Duration Tax-Free Fund from other Goldman Sachs Funds are not permitted. Sales of Class B Shares of the Short Duration Tax-Free Fund may resume at a future date. California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund do not currently offer Class B Shares.

**	No additional Class B Shares or Class C Shares may be purchased by an investor either in an initial purchase or in subsequent purchases if the current market value of the shares owned and/or purchased is equal to or exceeds $100,000 in the case of Class B Shares or $1,000,000 ($500,000 in the case of the Short Duration Tax-Free Fund) in the case of Class C Shares.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.
■	Modify or waive the minimum investment amounts.
■	Modify the manner in which shares are offered.
■	Modify the sales charge rates applicable to future purchases of shares.

Generally, the Funds will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for investors who open accounts with the Funds. Applications without the required information may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an

SHAREHOLDER GUIDE

account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange shares is the Fund’s next determined NAV for a share class (as adjusted for any applicable sales charge or redemption fee). Each class calculates its NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations, which may be furnished by a pricing service or provided by securities dealers. If accurate quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined based on yield equivalents, a pricing matrix or other sources, under valuation procedures established by the Trustees. Debt obligations with a remaining maturity of 60 days or less are valued at amortized cost.

In addition, the Investment Adviser, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events that could affect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

One effect of using independent fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of Fund shares. However, it involves the risk that the values used by the Funds to price their investments may be different from those used by other investment companies and investors to price the same investments.

Investments in other registered mutual funds (if any) are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed in their prospectuses).

■	NAV per share of each share class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such earlier or later time as the New York Stock Exchange or NASDAQ market may officially close. This occurs after the determination, if any, of the income to be declared as a dividend. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form, plus any applicable sales charge.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form, less any applicable CDSC or redemption fee.
■	On any business day when the Bond Market Association (“BMA”) recommends that the securities markets close early, each Fund reserves the right to close at or prior to the BMA recommended closing time. If a Fund does so, it will cease granting same business day credit for purchase and redemption orders received after the Fund’s closing time and credit will be given to the next business day.
■	The Trust reserves the right to reprocess purchase (including dividend reinvestments), redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV as adjusted.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-526-7384.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS A SHARES

What Is The Offering Price Of Class A Shares?
The offering price of Class A Shares of each Fund is the next determined NAV per share plus an initial sales charge paid to Goldman Sachs at the time of purchase of shares. The sales charge varies depending upon the amount you purchase. In some cases, described below, the initial sales charge may be

SHAREHOLDER GUIDE

eliminated altogether, and the offering price will be the NAV per share. The current sales charges and commissions paid to Authorized Dealers for Class A Shares of the California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $100,000	4.50%	4.71%	4.00%
$100,000 up to (but less than) $250,000	3.00	3.09	2.50
$250,000 up to (but less than) $500,000	2.50	2.56	2.00
$500,000 up to (but less than) $1 million	2.00	2.04	1.75
$1 million or more	0.00 **	0.00 **	***

The current sales charges and commissions paid to Authorized Dealers for Class A Shares of the Short Duration Tax-Free Fund are as follows:

		Sales Charge	Maximum Dealer
	Sales Charge as	as Percentage	Allowance as
Amount of Purchase	Percentage of	of Net Amount	Percentage of
(including sales charge, if any)	Offering Price	Invested	Offering Price*

Less than $250,000	2.00%	2.04%	1.75%
$250,000 up to (but less than) $500,000	1.50	1.52	1.25
$500,000 or more	0.00 **	0.00 **	***

*	Dealer’s allowance may be changed periodically. During special promotions, the entire sales charge may be allowed to Authorized Dealers. Authorized Dealers to whom substantially the entire sales charge is allowed may be deemed to be “underwriters” under the Securities Act of 1933.
**	No sales charge is payable at the time of purchase of Class A Shares of $1 million ($500,000 in the case of the Short Duration Tax-Free Fund) or more, but a CDSC of 1% may be imposed in the event of certain redemptions within 18 months of purchase.
***	The Distributor may pay a one-time commission to Authorized Dealers who initiate or are responsible for purchases of $1 million or more of shares of the Funds ($500,000 in the case of the Short Duration Tax-Free Fund) equal to 1.00% of the amount under $3 million, 0.50% of the next $2 million, and 0.25% thereafter. In instances where an Authorized Dealer (including Goldman Sachs’ Private Wealth Management Unit) agrees to waive its receipt of the one-time commission described above, the CDSC on Class A shares, generally, will be waived. The Distributor may also pay, with respect to all or a portion of the amount purchased, a commission in accordance with the foregoing schedule to Authorized Dealers who initiate or are responsible for purchases of $500,000 or more by certain Section 401(k), profit sharing, money purchase pension, tax sheltered annuity, defined benefit pension, or other employee benefit plans (including health savings accounts) that are sponsored by one or more employers (including governmental or church employers) or employee organizations investing in the Funds which satisfy the criteria set forth below in “When Are Class A Shares Not Subject To A Sales Load?” or $1 million ($500,000 in the case of the Short Duration Tax-Free Fund) or more by certain “wrap” accounts. Purchases by such plans will be made at NAV with no initial sales charge, but if shares are redeemed within 18 months after the end of the calendar month in which such purchase was made, a CDSC of 1% may be imposed upon the plan, the plan sponsor or the third party administrator. In addition, Authorized Dealers will remit to the Distributor such payments received in connection with

“wrap” accounts in the event that shares are redeemed within 18 months after the end of the calendar month in which the purchase was made.

You should note that the actual sales charge that appears in your mutual fund transaction confirmation may differ slightly from the rate disclosed above in this Prospectus due to rounding calculations.

As indicated in the chart on the preceding page, and as discussed further below and in the section titled “How Can the Sales Charge on Class A Shares Be Reduced?”, you may, under certain circumstances, be entitled to pay reduced sales charges on your purchases of Class A Shares or have those charges waived entirely. To take advantage of these discounts, you or your Authorized Dealer or financial intermediary must notify the Funds’ Transfer Agent at the time of your purchase order that a discount may apply to your current purchases. You may also be required to provide appropriate documentation to receive these discounts, including:

(i)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in all accounts (e.g., retirement accounts) of the shareholder at the financial intermediary;
(ii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held in any account of the shareholder at another financial intermediary; and

(iii)	Information or records regarding shares of the Funds or other Goldman Sachs Funds held at any financial intermediary by related parties of the shareholder, such as members of the same family or household.

You should note in particular that, if the Funds’ Transfer Agent is properly notified, under the “Right of Accumulation” described below, the “Amount of Purchase” in the chart on the preceding page will be deemed to include all Class A, Class B and/or Class C Shares of the Goldman Sachs Funds that were acquired by purchase or exchange and are held at the time of purchase by any of the following persons: (i) you, your spouse and your children; and (ii) any trustee, guardian or other fiduciary of a single trust estate or a single fiduciary account. This includes, for example, any Class A, Class B and/or Class C Shares held at a broker-dealer or other financial intermediary other than the one handling your current purchase. In some circumstances, other Class A, Class B and/or Class C Shares may be aggregated with your current purchase under the Right of Accumulation as described in the Additional Statement. For purposes of determining the “Amount of Purchase,” all Class A, Class B and/or Class C Shares held at the time of purchase will be valued at their current market value.

You should also note that if you provide the Transfer Agent a signed written Statement of Intention to invest (not counting reinvestments of dividends and distributions) in the aggregate, within a 13-month period, $100,000 or more in

SHAREHOLDER GUIDE

Class A Shares of one or more Goldman Sachs Funds, any investments you make during the 13 months will be treated as though the total quantity were invested in one lump sum and you will receive the discounted sales load based on your investment commitment. You must, however, inform the Transfer Agent that the Statement of Intention is in effect each time shares are purchased. Each purchase will be made at the public offering price applicable to a single transaction of the dollar amount specified on the Statement of Intention.

In addition to the information provided in this Prospectus and the Additional Statement, information about sales charge discounts is available from your Authorized Dealer or financial intermediary and, free of charge, on the Funds’ website at http://www.gs.com/funds.

What Else Do I Need To Know About Class A Shares’ CDSC?
Purchases of $1 million ($500,000 in the case of the Short Duration Tax-Free Fund) or more of Class A Shares will be made at NAV with no initial sales charge. However, if you redeem shares within 18 months after the end of the calendar month in which the purchase was made, a CDSC of 1% may be imposed. The CDSC may not be imposed if your Authorized Dealer enters into an agreement with the Distributor to return all or an applicable prorated portion of its commission to the Distributor. The CDSC is waived on redemptions in certain circumstances. See “In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?” below.

When Are Class A Shares Not Subject To A Sales Load?
Class A Shares of the Funds may be sold at NAV without payment of any sales charge to the following individuals and entities:

■	Goldman Sachs, its affiliates or their respective officers, partners, directors or employees (including retired employees and former partners), any partnership of which Goldman Sachs is a general partner, any Trustee or officer of the Trust and designated family members of any of these individuals;
■	Qualified employee benefit plans of Goldman Sachs;
■	Trustees or directors of investment companies for which Goldman Sachs or an affiliate acts as sponsor;
■	Any employee or registered representative of any Authorized Dealer or their respective spouses, children and parents;
■	Banks, trust companies or other types of depository institutions;
■	Any state, county or city, or any instrumentality, department, authority or agency thereof, which is prohibited by applicable investment laws from paying a sales charge or commission in connection with the purchase of shares of a Fund;
■	Section 401(k), profit sharing, money purchase pension, tax-sheltered annuity, defined benefit pension, or other employee benefit plans (including health savings account) that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Employee Benefit Plans”) that:

■	Buy shares of Goldman Sachs Funds worth $500,000 or more; or
■	Have 100 or more eligible employees at the time of purchase; or
■	Certify that they expect to have annual plan purchases of shares of Goldman Sachs Funds of $200,000 or more; or
■	Are provided administrative services by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plans; or
■	Have at the time of purchase aggregate assets of at least $2,000,000.

■	“Wrap” accounts for the benefit of clients of broker-dealers, financial institutions or financial planners, provided they have entered into an agreement with GSAM specifying aggregate minimums and certain operating policies and standards;
■	Registered investment advisers investing for accounts for which they receive asset-based fees;
■	Accounts over which GSAM or its advisory affiliates have investment discretion;
■	Shareholders receiving distributions from a qualified Employee Benefit Plan invested in the Goldman Sachs Funds and reinvesting such proceeds in a Goldman Sachs IRA;
■	Shareholders who roll over distributions from any tax-qualified Employee Benefit Plan or tax-sheltered annuity to an IRA which invests in the Goldman Sachs Funds if the tax-qualified Employee Benefit Plan or tax-sheltered annuity receives administrative services provided by certain third-party administrators that have entered into a special service arrangement with Goldman Sachs relating to such plan or annuity; or
■	Investors who qualify under other exemptions that are stated from time to time in the Additional Statement.

In addition, during the 90-day period beginning in August 2005 and ending in November 2005, eligible clients of broker-dealer Edward D. Jones & Co., LP were permitted to purchase Class A shares at NAV under the terms of the Edward Jones Free Switch Program.

You must certify eligibility for any of the above exemptions on your Account Application and notify the Fund if you no longer are eligible for the exemption. The Fund will grant you an exemption subject to confirmation of your entitlement. You may be charged a fee if you effect your transactions through a broker or agent.

How Can The Sales Charge On Class A Shares Be Reduced?

■	Right of Accumulation: When buying Class A Shares in Goldman Sachs Funds, your current aggregate investment determines the initial sales load you pay. You

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may qualify for reduced sales charges when the current market value of holdings across Class A, Class B and/or Class C Shares, plus new purchases, reaches $100,000 or more in the case of the California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds and $250,000 or more in the case of the Short Duration Tax-Free Fund. Class A, Class B and/or Class C Shares of any of the Goldman Sachs Funds may be combined under the Right of Accumulation. For purposes of applying the Right of Accumulation, shares of the Funds and any other Goldman Sachs Funds purchased by an existing client of Goldman Sachs Wealth Management or GS Ayco Holding LLC will be combined with Class A, Class B and/or Class C Shares and other assets held by all other Goldman Sachs Wealth Management accounts or accounts of GS Ayco Holding LLC, respectively. In addition, under some circumstances, Class A, Class B and/or Class C Shares of the Funds and Class A, Class B and/or Class C Shares of any other Goldman Sachs Fund purchased by partners, directors, officers or employees of the same business organization, groups of individuals represented by and investing on the recommendation of the same accounting firm, certain affinity groups or other similar organizations may be combined for the purpose of determining whether a purchase will qualify for the Right of Accumulation and, if qualifying, the applicable sales charge level. To qualify for a reduced sales load, you or your Authorized Dealer must notify the Fund’s Transfer Agent at the time of investment that a quantity discount is applicable. Use of this option is subject to a check of appropriate records. The Additional Statement has more information about the Right of Accumulation.
■	Statement of Intention: You may obtain a reduced sales charge by means of a written Statement of Intention which expresses your non-binding commitment to invest (not counting reinvestments of dividends and distributions) in the aggregate $100,000 or more within a period of 13 months in the case of the California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds and $250,000 or more in the case of the Short Duration Tax-Free Fund. Any investments you make during the period will receive the discounted sales load based on the full amount of your investment commitment. At your request, purchases made during the previous 90 days may be included; however, capital appreciation does not apply toward these combined purchases. If the investment commitment of the Statement of Intention is not met prior to the expiration of the 13-month period, the entire amount will be subject to the higher applicable sales charge. By selecting the Statement of Intention, you authorize the Transfer Agent to escrow and redeem Class A Shares in your account to pay this additional charge. The Additional Statement has more information about the Statement of Intention, which you should read carefully.

COMMON QUESTIONS ABOUT THE PURCHASE OF CLASS B SHARES*

What Is The Offering Price Of Class B Shares?
You may purchase Class B Shares of the Funds (other than the California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund) at the next determined NAV without an initial sales charge. However, Class B Shares redeemed within six years (three years in the case of the Short Duration Tax-Free Fund) of purchase will be subject to a CDSC at the rates shown in the table below based on how long you held your shares.

The CDSC schedule is as follows:

	CDSC as a Percentage of Dollar
	Amount Subject to CDSC

	Municipal Income and	Short Duration
Year Since Purchase	High Yield Municipal Funds	Tax-Free Fund

First	5%	2%
Second	4%	1.5%
Third	3%	1%
Fourth	3%	None
Fifth	2%	None
Sixth	1%	None
Seventh and thereafter	None	None

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class B Shares, including the payment of compensation to Authorized Dealers. A commission equal to 2% in the case of the Short Duration Tax-Free Fund and 4% in the case of all other Funds of the amount invested is paid to Authorized Dealers.

Former Expedition Fund shareholders who received Class B Shares of the Municipal Income Fund in connection with the reorganization of their Expedition Fund will be charged CDSCs on those Class B Shares based on the former Expedition Fund CDSC schedule and will be credited for the period of time from the original date of purchase of the Expedition Fund Class B Shares in determining the amount of their CDSC. Goldman Sachs Class B Shares purchased by former Expedition Fund shareholders after the effective time of the reorganization will be charged a CDSC according to the above CDSC schedule. For more information, see the Additional Statement.

*	California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund do not currently offer B Shares.

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As of the date of this Prospectus, Class B Shares of the Short Duration Tax-Free Fund may no longer be purchased. Current Class B Shareholders of the Short Duration Tax-Free Fund may only continue to reinvest dividends and capital gains into their accounts. Exchanges into Class B Shares of the Short Duration Tax-Free Fund from other Goldman Sachs Funds are not permitted. Sales of Class B Shares of the Short Duration Tax-Free Fund may resume at a future date.

What Should I Know About The Automatic Conversion Of Class B Shares?
Class B Shares of a Fund will automatically convert into Class A Shares of the same Fund at the end of the calendar quarter that is eight years (three years in the case of the Short Duration Tax-Free Fund) after the purchase date.

If you acquire Class B Shares of a Fund by exchange from Class B Shares of another Goldman Sachs Fund, your Class B Shares will convert into Class A Shares of such Fund based on the date of the initial purchase and the CDSC schedule of that purchase.

If you acquire Class B Shares through reinvestment of distributions, your Class B Shares will convert into Class A Shares based on the date of the initial purchase of the shares on which the distribution was paid.

The conversion of Class B Shares to Class A Shares will not occur at any time the Funds are advised that such conversions may constitute taxable events for federal tax purposes, which the Funds believe is unlikely. If conversions do not occur as a result of possible taxability, Class B Shares would continue to be subject to higher expenses than Class A Shares for an indeterminate period.

A COMMON QUESTION ABOUT THE PURCHASE OF CLASS C SHARES

What Is The Offering Price Of Class C Shares?
You may purchase Class C Shares of the Funds at the next determined NAV without paying an initial sales charge. However, if you redeem Class C Shares within 12 months of purchase, a CDSC of 1% will normally be deducted from the redemption proceeds. In connection with purchases by Employee Benefit Plans, where Class C Shares are redeemed within 12 months of purchase, a CDSC of 1% may be imposed upon the plan sponsor or third-party administrator.

Proceeds from the CDSC are payable to the Distributor and may be used in whole or in part to defray the Distributor’s expenses related to providing distribution-related services to the Funds in connection with the sale of Class C Shares, including the payment of compensation to Authorized Dealers. An amount equal to 1% of the amount invested is normally paid by the Distributor to Authorized Dealers.

COMMON QUESTIONS APPLICABLE TO THE PURCHASE OF CLASS A, B AND C SHARES

When Will Shares Be Issued And Dividends Begin To Be Paid?

■	Shares Purchased by Federal Funds Wire or ACH Transfer:

■	If a purchase order in proper form specifies a settlement date and is received before the Fund’s NAV is determined, shares will be issued and dividends will generally begin to accrue on the purchased shares on the business day after the purchase order is received.
■	If a purchase order is placed through an Authorized Dealer that settles through the National Securities Clearing Corporation (“NSCC”), the purchase order will begin accruing on the NSCC settlement date.
■	If a purchase order in proper form does not specify a settlement date, shares will be issued and dividends will begin to accrue on the business day after payment is received.

■	Shares Purchased by Check or Federal Reserve Draft:

■	If a purchase order in proper form specifies a settlement date and is received before the Fund’s NAV is determined, shares will be issued and dividends will begin to accrue on the business day after payment is received.
■	If a purchase order in proper form does not specify a settlement date, shares will be issued and dividends will begin to accrue on the business day after payment is received.

What Else Do I Need To Know About The CDSC On Class A, B Or C Shares?

■	The CDSC is based on the lesser of the NAV of the shares at the time of redemption or the original offering price (which is the original NAV).

■	No CDSC is charged on shares acquired from reinvested dividends or capital gains distributions.
■	No CDSC is charged on the per share appreciation of your account over the initial purchase price.
■	When counting the number of months since a purchase of Class B or Class C Shares was made, all payments made during a month will be combined and considered to have been made on the first day of that month.

■	To keep your CDSC as low as possible, each time you place a request to sell shares, the Funds will first sell any shares in your account that do not carry a CDSC and then the shares in your account that have been held the longest.

In What Situations May The CDSC On Class A, B Or C Shares Be Waived Or Reduced?
The CDSC on Class A, Class B and Class C Shares that are subject to a CDSC may be waived or reduced if the redemption relates to:

■	Retirement distributions or loans to participants or beneficiaries from Employee Benefit Plans;

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■	The death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)) of a participant or beneficiary in an Employee Benefit Plan;
■	Hardship withdrawals by a participant or beneficiary in an Employee Benefit Plan;
■	Satisfying the minimum distribution requirements of the Code;
■	Establishing “substantially equal periodic payments” as described under Section 72(t)(2) of the Code;
■	The separation from service by a participant or beneficiary in an Employee Benefit Plan;
■	The death or disability (as defined in Section 72(m)(7) of the Code) of a shareholder if the redemption is made within one year of the event;
■	Excess contributions distributed from an Employee Benefit Plan;
■	Distributions from a qualified Employee Benefit Plan invested in the Goldman Sachs Funds which are being rolled over to a Goldman Sachs IRA in the same share class; or
■	Redemption proceeds which are to be reinvested in accounts or non-registered products over which GSAM or its advisory affiliates have investment discretion.

In addition, Class A, B and C Shares subject to a systematic withdrawal plan may be redeemed without a CDSC. The Funds reserve the right to limit such redemptions, on an annual basis, to 12% each of the value of your Class B and C Shares and 10% of the value of your Class A Shares.

How Do I Decide Whether To Buy Class A, B Or C Shares?
The decision as to which Class to purchase depends on the amount you invest, the intended length of the investment and your personal situation.

■	Class A Shares. If you are making an investment of $100,000 or more that qualifies for a reduced sales charge, you should consider purchasing Class A Shares.
■	Class B Shares. If you plan to hold your investment for at least six years (three years in the case of the Short Duration Tax-Free Fund) and would prefer not to pay an initial sales charge, you might consider purchasing Class B Shares. By not paying a front-end sales charge, your entire investment in Class B Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class B Shares will cause your Class B Shares (until conversion to Class A Shares) to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares. A maximum purchase limitation of $100,000 in the aggregate normally applies to Class B Shares. Once the current value of the Class B Shares in the aggregate across all Goldman Sachs Funds is equal to $100,000, you will not be allowed to purchase any additional

Class B Shares. Individual purchases exceeding $100,000 will be rejected and additional purchases which could cause your holdings in Class B Shares to exceed $100,000 will be rejected.
■	Class C Shares. If you are unsure of the length of your investment or plan to hold your investment for less than six years and would prefer not to pay an initial sales charge, you may prefer Class C Shares. By not paying a front-end sales charge, your entire investment in Class C Shares is available to work for you from the time you make your initial investment. However, the distribution and service fee paid by Class C Shares will cause your Class C Shares to have a higher expense ratio, and thus lower performance and lower dividend payments (to the extent dividends are paid) than Class A Shares (or Class B Shares after conversion to Class A Shares).

Although Class C Shares are subject to a CDSC for only 12 months, Class C Shares do not have the automatic eight-year conversion feature applicable to Class B Shares and your investment may pay higher distribution fees indefinitely.

A maximum purchase limitation of $1,000,000 ($500,000 in the case of the Short Duration Tax-Free Fund) in the aggregate normally applies to purchases of Class C Shares. Once the current value of the Class C Shares in the aggregate across all Goldman Sachs Funds is equal to $1,000,000, you will not be allowed to purchase any additional Class C Shares. Individual purchases exceeding $1,000,000 will be rejected and additional purchases which could cause your holdings in Class C Shares to exceed $1,000,000 will be rejected.

Note: Authorized Dealers may receive different compensation for selling Class A, Class B or Class C Shares.

In addition to Class A, Class B and Class C Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

SHAREHOLDER GUIDE

HOW TO SELL SHARES

How Can I Sell Class A, Class B And Class C Shares Of The Funds?

You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its shares upon request on any business day at the NAV next determined after receipt of such request in proper form, subject to any applicable CDSC or redemption fee. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a Medallion signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery:
Goldman Sachs Funds 330 West 9th Street Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone redemption privilege on your Account Application:
■ 1-800-621-2500 (8:00 a.m. to 4:00 p.m. New York time)
■ You may redeem up to $50,000 of your shares daily
■ Proceeds which are sent directly to a Goldman Sachs brokerage account or to the bank account designated on your Account Application are not subject to the $50,000 limit

Any redemption request that requires money to go to an account or address other than that designated on the account application must be in writing and signed by an authorized person designated on the Account Application with a Medallion signature guarantee. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.

When Do I Need A Medallion Signature Guarantee To Redeem Shares?
A Medallion signature guarantee is required if:

■	You are requesting in writing to redeem shares in an amount over $50,000;
■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change the bank designated on your Account Application.

A Medallion signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a Medallion signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. The Trust may accept telephone redemption instructions from any person identifying himself or herself as the owner of an account or the owner’s registered representative where the owner has not declined in writing to use this service. Thus, you risk possible losses if a telephone redemption is not authorized by you.

In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs and BFDS each employ reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Proceeds of telephone redemption requests will be sent only to your address of record or authorized bank account designated in the Account Application (unless you provide written instructions and a Medallion signature guarantee, indicating another address or account).
■	For the 30-day period following a change of address, telephone redemptions will only be filled by a wire transfer to the bank account designated in the Account Application (see immediately preceding bullet point). In order to receive the redemptions by check during this time period, the redemption request must be a written, Medallion signature guaranteed letter.

SHAREHOLDER GUIDE

■	The telephone redemption option does not apply to shares held in a “street name” account. “Street name” accounts are accounts maintained and serviced by your Authorized Dealer. If your account is held in “street name,” you should contact your registered representative of record, who may make telephone redemptions on your behalf.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds, but may be paid up to three business days following receipt of a properly executed wire transfer redemption request.
■	Although redemption proceeds will normally be wired as described above, under certain circumstances, redemption requests or payments may be postponed or suspended as permitted pursuant to section 22(c) of the Investment Company Act. Generally, under that section, redemption requests or payments may be postponed or suspended if (i) the New York Stock Exchange is closed for trading or trading is restricted; (ii) an emergency exists which makes the disposal of securities owned by the Fund or the fair determination of the value of the Fund’s net assets not reasonably practicable; or (iii) the SEC by order permits the suspension of the right of redemption.
■	If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application you must send written instructions (with your signature medallion guaranteed) to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any Authorized Dealer assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Do I Need To Know About The Redemption Fee?
The following generally applies to redemption requests:

The Municipal Income, California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. For this purpose, the Funds use a first-in first-out (“FIFO”) method so that shares held longest will be treated as being redeemed first and shares held shortest will be treated as being redeemed last. The redemption fee will be paid to the Fund from which the redemption is made, and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of a Fund. The redemption fee may be collected by deduction from the redemption proceeds or, if assessed after the redemption transaction, through a separate billing.

The redemption fee does not apply to transactions involving the following:

■	Redemptions of shares acquired by reinvestment of dividends or capital gains distributions.
■	Redemptions of shares that are acquired or redeemed in connection with the participation in a systematic withdrawal program or automatic investment plan.
■	Redemptions of shares in connection with a regularly scheduled automatic rebalancing of assets by certain mutual fund asset allocation programs.
■	Redemptions of shares maintained in omnibus accounts by the Fund’s transfer agent on behalf of trust companies and bank trust departments investing assets held in a fiduciary, agency, advisory, custodial or similar capacity and over which the trust companies and bank trust departments or other plan fiduciaries or participants (in the case of certain retirement plans) have full or shared investment discretion.
■	Total or partial redemptions of shares held: (i) through retirement plans and accounts maintained pursuant to Section 401 (tax-qualified pension, profit sharing, 401(k), money purchase and stock bonus plans), 403 (qualified annuity plans and tax-sheltered annuities) and 457 (deferred compensation plans for employees of tax-exempt entities or governments) of the Internal Revenue Code of 1986, as amended, that are maintained by the Funds’ transfer agent on an omnibus basis; and (ii) by financial institutions providing hedging services in support of non-qualified deferred compensation plans offering the Goldman Sachs Funds where Fund shares are purchased and redeemed not more often than monthly on a date or dates determined by the financial institution or plan sponsor (or administrator).

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■	Redemption of shares that are issued as part of an investment company reorganization to which a Goldman Sachs Fund is a party.

The Trust reserves the right to modify or eliminate the redemption fee or waivers at any time and will give 60 days’ prior written notice of any material changes, unless otherwise provided by law. The redemption fee policy may be modified or amended in the future to reflect, among other factors, regulatory requirements mandated by the SEC.

In addition to the circumstances noted above, the Trust reserves the right to grant additional exceptions based on such factors as operational limitations, contractual limitations and further guidance from the SEC or other regulators.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Shares of each Fund earn dividends declared on the day the shares are redeemed.
■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares if your account balance falls below the required Fund minimum as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Funds will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in the event your Authorized Dealer’s relationship with Goldman Sachs is terminated, and you do not transfer your account to another Authorized Dealer, the Trust will not be responsible for any loss in an investor’s account resulting from the redemption.
■	Subject to applicable law, redeem your shares in other circumstances determined by the Board of Trustees to be in the best interests of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.

■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. This provision may not apply to certain retirement or qualified accounts. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional shares of the same class of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Reinvest Redemption Proceeds In The Same Or Another Goldman Sachs Fund?
You may redeem shares of a Fund and reinvest a portion or all of the redemption proceeds (plus any additional amounts needed to round off purchases to the nearest full share) at NAV. To be eligible for this privilege, you must have held the shares you want to redeem for at least 30 days and you must reinvest the share proceeds within 90 days after you redeem. You may reinvest as follows:

■	Class A or B Shares—Class A Shares of the same Fund or another Goldman Sachs Fund
■	Class C Shares—Class C Shares of the same Fund or another Goldman Sachs Fund

■	You should obtain and read the applicable prospectuses before investing in any other Funds.
■	If you pay a CDSC upon redemption of Class A or Class C Shares and then reinvest in Class A or Class C Shares as described above, your account will be credited with the amount of the CDSC you paid. The reinvested shares will, however, continue to be subject to a CDSC. The holding period of the shares acquired through reinvestment will include the holding period of the redeemed shares for purposes of computing the CDSC payable upon a subsequent redemption. For Class B Shares, you may reinvest the redemption proceeds in Class A Shares at NAV but the amount of the CDSC paid upon redemption of the Class B Shares will not be credited to your account.
■	The reinvestment privilege may be exercised at any time in connection with transactions in which the proceeds are reinvested at NAV in a tax-sheltered Employee Benefit Plan. In other cases, the reinvestment privilege may be exercised once per year upon receipt of a written request.
■	You may be subject to tax as a result of a redemption. You should consult your tax adviser concerning the tax consequences of a redemption and reinvestment.

Can I Exchange My Investment From One Fund To Another?
You may exchange shares of a Fund at NAV without the imposition of an initial sales charge or CDSC at the time of exchange for shares of the same class or an equivalent class of another Goldman Sachs Fund. Redemption of shares (including

SHAREHOLDER GUIDE

by exchange) that are held for 30 calendar days or less may, however, be subject to a redemption fee as described above under “What Do I Need To Know About The Redemption Fee?” The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund names and Class of Shares
■ The dollar amount you want to exchange
■ Mail the request to: Goldman Sachs Funds P.O. Box 219711 Kansas City, MO 64121-9711
or for overnight delivery—
Goldman Sachs Funds 330 West 9th St. Poindexter Bldg., 1st Floor Kansas City, MO 64105

By Telephone:	If you have not declined the telephone exchange privilege on your Account Application:
■ 1-800-621-2500 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Goldman Sachs Fund you are acquiring before making an exchange.
■	Currently, there is no charge for exchanges, although a Fund may impose a charge in the future.
■	The exchanged shares may later be exchanged for shares of the same class (or an equivalent class) of the original Fund at the next determined NAV without the imposition of an initial sales charge or CDSC (but subject to any applicable redemption fee) if the amount in the Fund resulting from such exchanges is less than the largest amount on which you have previously paid the applicable sales charge.
■	When you exchange shares subject to a CDSC, no CDSC will be charged at that time. The exchanged shares will be subject to the CDSC of the shares originally held. For purposes of determining the amount of the applicable CDSC, the length of time you have owned the shares will be measured from the date you acquired the original shares subject to a CDSC and will not be affected by a subsequent exchange.

■	Eligible investors may exchange certain classes of shares for another class of shares of the same Fund. For further information, call Goldman Sachs Funds at 1-800-526-7384 and see the Additional Statement.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund. Exchanges into a money market fund need not meet the traditional minimum investment requirements for that fund if the entire balance of the original Fund account is exchanged.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs and BFDS may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Exchanges into Goldman Sachs Funds that are closed to new investors may be restricted.
■	Exchanges into a Fund from another Goldman Sachs Fund may be subject to any redemption fee imposed by the other Goldman Sachs Fund.

For federal income tax purposes, an exchange from one Goldman Sachs Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

SHAREHOLDER SERVICES

Can I Arrange To Have Automatic Investments Made On A Regular Basis?
You may be able to make systematic cash investments through your bank via ACH transfer or your checking account via bank draft each month. The minimum dollar amount for this service is $50 per month. Forms for this option are available from Goldman Sachs, and your Authorized Dealer, or you may check the appropriate box on the Account Application.

SHAREHOLDER GUIDE

Can My Dividends And Distributions From A Fund Be Invested In Other Funds?
You may elect to cross-reinvest dividends and capital gains distributions paid by a Fund in shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge or CDSC will be imposed.
■	You may elect cross-reinvestment into an identically registered account or a similarly registered account provided that at least one name on the account is registered identically.

Can I Arrange To Have Automatic Exchanges Made On A Regular Basis?
You may elect to exchange automatically a specified dollar amount of shares of a Fund for shares of the same class or an equivalent class of other Goldman Sachs Funds.

■	Shares will be purchased at NAV.
■	No initial sales charge is imposed.
■	Shares subject to a CDSC acquired under this program may be subject to a CDSC at the time of redemption from the Fund into which the exchange is made depending upon the date and value of your original purchase.
■	Automatic exchanges are made monthly on the 15th day of each month or the first business day thereafter.
■	Minimum dollar amount: $50 per month.

What Else Should I Know About Cross-Reinvestments And Automatic Exchanges?
Cross-reinvestments and automatic exchanges are subject to the following conditions:

■	You must invest an amount in the Fund into which cross-reinvestments or automatic exchanges are being made that is equal to that Fund’s minimum initial investment.
■	You should obtain and read the prospectus of the Fund into which dividends are invested or automatic exchanges are made.

Can I Have Automatic Withdrawals Made On A Regular Basis?
You may draw on your account systematically via check or ACH transfer in any amount of $50 or more.

■	It is normally undesirable to maintain a systematic withdrawal plan at the same time that you are purchasing additional Class A, Class B or Class C Shares because of the sales charge imposed on your purchases of Class A Shares and/or the imposition of a CDSC on your redemptions of Class A, Class B or Class C Shares.

■	Checks are mailed the next business day after your selected systematic withdrawal date.
■	Each systematic withdrawal is a redemption and therefore may be a taxable transaction.
■	The CDSC applicable to Class A, Class B or Class C Shares redeemed under the systematic withdrawal plan may be waived.

What Types of Reports Will Be Sent Regarding My Investment?
You will be provided with a printed confirmation of each transaction in your account and a quarterly account statement. A year-to-date statement for your account will be provided upon request made to Goldman Sachs. If your account is held in “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-526-7384 or by mail at Goldman Sachs Funds, 71 S. Wacker Dr., Suite 500 Chicago, IL 60606. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

The Funds do not generally provide sub-accounting services.

What Should I Know When I Purchase Shares Through An Authorized Dealer?
Authorized Dealers and other financial intermediaries may provide varying arrangements for their clients to purchase and redeem Fund shares. In addition, Authorized Dealers and other financial intermediaries are responsible for providing to you any communications from a Fund to its shareholders, including but not limited to, prospectuses, prospectus supplements, proxy materials and notices regarding the source of dividend payments pursuant to Section 19 of the Investment Company Act. They may charge additional fees not described in this Prospectus to their customers for such services.

If shares of a Fund are held in a “street name” account with an Authorized Dealer, all recordkeeping, transaction processing and payments of distributions relating to your account will be performed by the Authorized Dealer, and not by the Fund and its Transfer Agent. Since the Funds will have no record of your transactions, you should contact the Authorized Dealer to purchase, redeem or exchange shares, to make changes in or give instructions concerning the account or to obtain information about your account. The transfer of shares in a “street

SHAREHOLDER GUIDE

name” account to an account with another dealer or to an account directly with the Fund involves special procedures and will require you to obtain historical purchase information about the shares in the account from the Authorized Dealer. If your Authorized Dealer’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Authorized Dealer, the Trust reserves the right to redeem your shares. The Trust will not be responsible for any loss in an investor’s account resulting from a redemption.

Authorized Dealers and other financial intermediaries may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and if approved by the Trust, to designate other intermediaries to accept such orders. In these cases:

■	A Fund will be deemed to have received an order that is in proper form when the order is accepted by an Authorized Dealer or intermediary on a business day, and the order will be priced at the Fund’s NAV per share (adjusted for any applicable sales charge or redemption fee) next determined after such acceptance.
■	Authorized Dealers and intermediaries are responsible for transmitting accepted orders to the Funds within the time period agreed upon by them.

You should contact your Authorized Dealer or intermediary to learn whether it is authorized to accept orders for the Trust.

The Investment Adviser, Distributor and/or their affiliates may make payments to Authorized Dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/or their affiliates’ own assets, and are not an additional charge to the Funds. The payments are in addition to the distribution and service fees and sales charges described in this Prospectus. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, Distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative, and/or shareholder processing services that are in addition to the fees paid for these services by the Funds.

The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your Authorized Dealer or Intermediary for more information about the payments it receives and any potential conflicts of interest.

DISTRIBUTION SERVICES AND FEES

What Are The Different Distribution And Service Fees Paid By Class A, B and C Shares?

The Trust has adopted distribution and service plans (each a “Plan”) under which Class A, Class B and Class C Shares bear distribution and service fees paid to Authorized Dealers and Goldman Sachs. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plans, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.25%, 0.75% and 0.75%, respectively, of a Fund’s average daily net assets attributed to Class A, Class B and Class C Shares.* Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of such charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Investment Company Act, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by Authorized Dealers, Goldman Sachs and their respective officers, employees and sales representatives;
■	Commissions paid to Authorized Dealers;
■	Allocable overhead;

*	Currently, Goldman Sachs voluntarily limits such fees to 0.60% of the average daily net assets attributed to Class B Shares of the Short Duration Tax-Free Fund. Goldman Sachs may modify or discontinue such waivers in the future at its discretion.

SHAREHOLDER GUIDE

■	Telephone and travel expenses;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and
■	All other expenses incurred in connection with activities primarily intended to result in the sale of Class A, Class B and Class C Shares.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.75% distribution fee as an ongoing commission to Authorized Dealers after the shares have been held for one year.

PERSONAL AND ACCOUNT MAINTENANCE SERVICES AND FEES

Under the Plans, Goldman Sachs is also entitled to receive a separate fee equal on an annual basis to 0.25% of each Fund’s average daily net assets attributed to Class B or Class C Shares. This fee is for personal and account maintenance services, and may be used to make payments to Goldman Sachs, Authorized Dealers and their officers, sales representatives and employees for responding to inquiries of, and furnishing assistance to, shareholders regarding ownership of their shares or their accounts or similar services not otherwise provided on behalf of the Funds. If the fees received by Goldman Sachs pursuant to the Plans exceed its expenses, Goldman Sachs may realize a profit from this arrangement.

In connection with the sale of Class C Shares, Goldman Sachs normally begins paying the 0.25% ongoing service fee to Authorized Dealers after the shares have been held for one year.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust discourages frequent purchases and redemptions of Fund shares and does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer term investment purposes only that are consistent with the investment policies and practices of the respective Funds. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm fund performance and result in dilution in the value of Fund shares held by longer-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

To deter excessive shareholder trading, the California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal and Municipal Income Funds described in this Prospectus, certain other Fixed Income Funds and the International Equity Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase subject to certain exceptions. See “Shareholder Guide—What Do I Need To Know About The Redemption Fee?” for more information about the redemption fee, including transactions and certain omnibus accounts to which the redemption fee does not apply.

Pursuant to the policy adopted by the Board of Trustees, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. Consistent with the standards described above, if, in its judgment, Goldman Sachs detects excessive, short term trading, Goldman Sachs is authorized reject or restrict a purchase or exchange request and may further seek to close an investor’s account with a Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgment, will be uniform.

Fund shares may be held through omnibus arrangements maintained by intermediaries such as broker-dealers, investment advisers, transfer agents, administrators and insurance companies. In addition, Fund shares may be held in omnibus 401(k) plans, Employee Benefit Plans and other group accounts. Omnibus accounts include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where the purchases and redemptions of Fund shares by the investors are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are not known by the Funds. A number of these financial intermediaries may not have the capability or may not be willing to apply the Funds’ market

SHAREHOLDER GUIDE

timing policies or any applicable redemption fee. While Goldman Sachs may monitor share turnover at the omnibus account level, a Fund’s ability to monitor and detect market timing by shareholders or apply any applicable redemption fee in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities. In addition, those investors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Funds and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its income. The Funds expect to distribute “exempt-interest dividends” attributable to tax-exempt interest earned by those Funds. Exempt-interest dividends are generally not subject to federal income tax, but may be subject to state or local taxes. However, investments in tax-exempt bonds can also result in the recognition of income or gain by a Fund, and thereby cause a portion of the Fund’s distributions to shareholders to be taxable. Thus, if the value of a bond appreciates while the Fund owns it (aside from the appreciation attributable to original issue discount on that bond), and the Fund then sells the bond at a gain, that gain will generally not be exempt from tax—whether or not the interest income on the bond is exempt. Gain recognized by a Fund on sales of appreciated bonds will generally be short-term or long-term capital gain depending on whether the Fund has held the bonds for more than one year, but “market discount” bonds can cause the Fund to recognize ordinary income. “Market discount” is a discount at which a bond is purchased that is attributable to a decline in the value of the bond after its original issuance. The market discount is then taken into account ratably over the bond’s remaining term to maturity, and the portion that accrues during the Fund’s holding period for the bond is generally treated as taxable ordinary income to the extent of any realized gain on the bond upon disposition or maturity. Distributions attributable to ordinary income and short-term capital gain recognized by the Funds are generally taxable as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

You should note that exempt-interest dividends paid by the Funds may be a preference item when determining your federal alternative minimum tax liability. The California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds intend, however, to invest predominantly in Municipal Securities that will not generate income that is a preference item for alternative minimum tax for non corporate shareholders. In addition, exempt-interest dividends of all of the Funds are taken into account in determining the taxable portion of

TAXATION

social security or railroad retirement benefits. Any interest on indebtedness incurred by you to purchase or carry shares in the Funds will not be deductible for federal income tax purposes.

If you buy shares of a Fund before it makes a taxable distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is know as “buying into a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. In addition, any loss realized on shares held for six months or less will be disallowed to the extent of any exempt-interest dividends that were received on the shares.

Any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

CALIFORNIA AND NEW YORK TAXES

Except as stated below, you may be subject to state and local taxes on distributions paid by the Funds and on the redemption or exchange of Fund shares.

The California Intermediate AMT-Free Municipal Fund expects to pay dividends that generally are exempt from California State personal income tax. The New York Intermediate AMT-Free Municipal Fund expects to pay dividends that generally are exempt from New York State and City personal income taxes. These exemptions will apply, however, only to the dividends that are derived from interest paid on California or New York municipal obligations, respectively, or on certain federal obligations. For these purposes California and New York municipal obligations are obligations issued by or on behalf of the State of California or the State of New York, respectively, and their respective political subdivisions, agencies, instrumen-

talities, and public authorities and certain issuers located outside these states such as Puerto Rico, the U.S. Virgin Islands and Guam, the interest from which is exempt from California State personal income tax or New York State and New York City personal income taxes.

The California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund may also invest in taxable instruments or in Municipal Securities that are not California or New York municipal obligations. The Funds’ distributions of interest from municipal obligations other than California and New York municipal obligations, as applicable, may be subject to California and New York State and New York City personal income taxes. In addition, dividends paid by the Funds may be subject to California and New York corporate franchise and corporate income taxes.

OTHER INFORMATION

When you open your account, you should provide your Social Security Number or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Investors that are generally exempt from U.S. tax on interest income, such as IRAs, other tax advantaged accounts, tax-exempt entities and non-U.S. investors, will not gain additional benefit from the tax-exempt status of the Fund’s distributions of interest attributable to exempt bonds. Because the Funds’ pre-tax returns will tend to be lower than those of funds that own taxable bonds of comparable quality, shares of the Funds will normally not be suitable investments for those kinds of investors. Moreover, investment in the Funds by IRAs and other tax advantaged retirement accounts is especially unsuitable because subsequent distributions made from such accounts to their holders generally will be subject to tax.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although some asset-backed securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that the issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in asset-backed securities. For example, debtors have the option to prepay their loans. Therefore, the duration of an asset-backed security can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new loans fall sufficiently below the interest rates on existing outstanding loans, the rate of prepayment would be expected to increase. Conversely, if loan interest rates rise above the interest rates on existing outstanding loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ (other than the California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds) historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Fundamental Policies. As a matter of fundamental policy, under normal circumstances, at least 80% of the Net Assets of the Short Duration Tax-Free, California Intermediate AMT-Free Municipal, New York Intermediate AMT-Free Municipal, Municipal Income and High Yield Municipal Funds (measured at the time of purchase) will be invested in Municipal Securities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes), and, in the case of the Short Duration Tax Free, California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds, is not a tax preference item under the federal alternative minimum tax. In addition, as a matter of fundamental policy, at least 80% of the California Intermediate AMT-Free Municipal Fund’s and New York Intermediate AMT-Free Municipal Fund’s Net Assets (measured at the time of purchase) will be invested, under normal circumstances, in instruments that pay income which is exempt from California State personal income tax and New York State and City personal income taxes, respectively.

Risks of Investing in California and New York: The California Intermediate AMT-Free Municipal and New York Intermediate AMT-Free Municipal Funds concentrate their investments in California and New York municipal obligations, respectively. Consequently, they are more susceptible to factors adversely affecting issuers of California and New York municipal obligations, and may be riskier than comparable municipal bond funds and money market funds that do not emphasize these issuers to this degree.

The California Intermediate AMT-Free Municipal Fund’s investments will be affected by political and economic developments within the State of California (“California”), and by the financial condition of California’s public authorities and political subdivisions. As of the end of 2005, California’s economy was recovering from a recession, with moderate growth predicted to mirror the national economy. The early 2000’s recession and stock market drop created State budget gaps as high as $38 billion, and a large budget deficit. Part of this deficit has been funded with the issuance of $11 billion of a total of $15 billion of sales-tax backed general obligation bonds approved by the voters in March 2004. However, the State

APPENDIX A

still faces a multi-billion dollar structural budget gap which must be addressed in future years. California voters in the past have approved amendments to the California Constitution and other measures that limit the taxing and spending authority of California government entities, and future initiatives could result in adverse consequences affecting California municipal obligations. In part as a result of such initiatives, both the state and local governments in California face fiscal difficulties in varying degrees.

These factors, among others (including the outcome of related pending litigation), could reduce the credit standing of certain issuers of California municipal obligations. A more detailed discussion of the risks of investing in California is included in the Additional Statement.

The New York Intermediate AMT-Free Municipal Fund’s investments will be affected by political and economic developments within the State of New York (the “State”), and by the financial conditions of the State, its public authorities and political subdivisions, particularly the City of New York (the “City”). Certain substantial issuers of New York municipal obligations (including issuers whose obligations may be acquired by the Fund) have, at times, experienced serious financial difficulties. The default or credit rating downgrade of one of these issuers could affect the market values and marketability of all New York municipal obligations and hurt the Fund’s investment performance. However, strong demand for New York municipal obligations has also at times had the effect of permitting New York municipal obligations to be issued with yields relatively lower, and after issuance, to trade in the market at prices relatively higher, than comparably rated municipal obligations issued by other jurisdictions. A recurrence of the financial difficulties previously experienced by certain issuers of New York municipal obligations could result in defaults or declines in the market values of those issuers’ existing obligations and, possibly, in the obligations of other issuers of New York municipal obligations. Although as of the date of this Prospectus, no issuers were in default with respect to the payment of their New York municipal obligations, the occurrence of any such default could materially affect adversely the market values and marketability of all New York municipal obligations and, consequently, the value of the Fund’s holdings. A more detailed discussion of the risks of investing in New York is included in the Additional Statement.

If California, New York, or any of their local governmental entities are unable to meet their financial obligations, the corresponding Fund’s income, NAV, ability to preserve or realize appreciation of capital or liquidity could be adversely affected. Also, neither of these Funds is a diversified fund under the Act (except to the extent that diversification is required for federal income tax purposes). Because they may invest a larger percentage of their assets in the securities of fewer issuers than do diversified funds, these Funds may be exposed to greater risk in that an adverse change in the condition of one or a small number of issuers would have a greater impact on them.

In addition to the risk of nonpayment of California or New York municipal obligations, if any of these obligations decline in quality and are downgraded by an NRSRO, they may become ineligible for purchase by the Funds. Since there are large numbers of buyers of these instruments, the supply of California or New York municipal obligations that are eligible for purchase by the Funds could become inadequate at certain times.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), state and municipal governmental entities, corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB- or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), or Baa3 or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB- or Baa3 are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interests of a Fund and its shareholders.

The High Yield Municipal Fund may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with

APPENDIX A

investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Derivative Investments. A Fund’s transactions in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and inverse floating-rate securities involve additional risk of loss. A Fund may enter into a derivative investment for hedging purposes, for example, in an effort to preserve a return or spread, protect against adverse price movements, manage portfolio duration or manage a Fund’s credit exposure. Even so, loss can result from a lack of correlation between changes in the value of derivative investments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative investments, the failure of the counterparty to perform its contractual obligations, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or credit events.

In addition, each Fund may invest in derivative investments for non-hedging purposes (that is, to seek to increase total return) in connection with the management of the Fund, including the management of the Fund’s interest rate, duration and credit exposures. Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss. Particular derivative securities may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified.

Some floating-rate derivative debt securities can present more complex types of derivative and interest rate risks. For example, range floaters are subject to the risk that the coupon will be reduced below market rates if a designated interest rate floats outside of a specified interest rate band or collar. Dual index or yield curve floaters are subject to lower prices in the event of an unfavorable change in the spread between two designated interest rates.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Domestic securities that are not readily marketable
■	Certain municipal leases and participation interests
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions

■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. Government Securities
■	Repurchase agreements collateralized by U.S. Government Securities

The Funds may invest more than 20% of their respective Net Assets in taxable investments and, with respect to the High Yield Municipal Fund, in high grade securities under unusual conditions. When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investive objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies. Further information is provided in the Additional Statement, which is available upon request.

Municipal Securities. The Funds may invest in securities and instruments issued by state and local government issuers. Municipal Securities in which a Fund may invest consist of bonds, notes, commercial paper and other instruments (including participation interests in such securities) issued by or on behalf of the states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities. The interest on tax-free Municipal Securities will normally be exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from federal alternative minimum tax or from state or local

APPENDIX A

taxes). Because of their tax-exempt status, the yields and market values of Municipal Securities may be more adversely impacted by changes in tax rates and policies than taxable fixed-income securities.

Municipal Securities include both “general” obligation and “revenue” bonds and may be issued to obtain funds for various purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities.

Municipal Securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Municipal Securities include private activity bonds, pre-refunded municipal securities and auction rate securities.

The obligations of the issuer to pay the principal of and interest on a Municipal Security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due the principal of or interest on a Municipal Security may be materially affected.

In addition, Municipal Securities include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or local government. Municipal leases, certificates of participation and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, it is likely that a Fund would be unable to obtain another acceptable source of payment. Some municipal leases, certificates of participation and moral obligation bonds may be illiquid.

Municipal Securities may also be in the form of a tender option bond, which is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued with the agreement of a third party, such as a bank, broker-dealer or other financial institution, which grants the security holders the option, at periodic intervals, to tender their securities to the institution. After payment of a fee to the financial institution that provides this option, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and a Fund’s duration. There is risk that a Fund will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be illiquid.

Municipal Securities may be backed by letters of credit or other forms of credit enhancement issued by domestic or foreign banks or by other financial institutions. The credit quality of these banks and financial institutions could, therefore, cause a loss to a Fund that invests in Municipal Securities. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and are generally not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

The Funds may invest 25% or more of the value of their respective total assets in Municipal Securities which are related in such a way that an economic, business or political development or change affecting one Municipal Security would also affect the other Municipal Security. For example, a Fund may invest all of its assets in (a) Municipal Securities the interest on which is paid solely from revenues from similar projects such as hospitals, electric utility systems, multi-family housing, nursing homes, commercial facilities (including hotels), steel companies or life care facilities; (b) Municipal Securities whose issuers are in the same state; or (c) industrial development obligations. Concentration of a Fund’s investments in these Municipal Securities will subject the Fund, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration. On October 31, 2005, the High Yield Municipal Fund had invested

APPENDIX A

more than 25% of its assets in Municipal Securities of issuers located in Florida. Florida’s economy is influenced by numerous factors including transfer payments from the Federal government (social security benefits, pension benefits, etc.), population growth, interest rates, hurricane activity and business cycles affecting various major industries, including tourism, agriculture, construction and manufacturing. In addition, Florida is highly dependent upon sales and use taxes, which account for the majority of its General Fund revenues. The Florida Constitution does not permit a state or local personal income tax. The Florida Constitution may limit the State’s ability to raise revenues and may have an adverse effect on the State’s finances and political subdivisions. From time to time Florida and its political subdivisions have encountered financial difficulties. If these difficulties recur in the future, the value of the High Yield Municipal Fund could be adversely affected.

In purchasing Municipal Securities, each Fund intends to rely on opinions of bond counsel or counsel to the issuers for each issue as to the excludability of interest on such obligations from gross income for federal income tax purposes. A Fund will not undertake independent investigations concerning the tax-exempt status of such obligations, nor does it guarantee or represent that bond counsels’ opinions are correct. Bond counsels’ opinions will generally be based in part upon covenants by the issuers and related parties regarding continuing compliance with federal tax requirements. Tax laws contain numerous and complex requirements that must be satisfied on a continuing basis in order for bonds to be and remain tax-exempt. If the issuer of a bond or a user of a bond-financed facility fails to comply with such requirements at any time, interest on the bond could become taxable, retroactive to the date the obligation was issued. In that event, a portion of a Fund’s distributions attributable to interest the Fund received on such bond for the current year and for prior years could be characterized or recharacterized as taxable income.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently. U.S. Government Securities may also include Treasury inflation-protected securities which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities, Municipal Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Asset-Backed Securities. Each Fund may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Fund will be unable to possess and sell the underlying collateral and that a Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Corporate Debt Obligations; Trust Preferred Securities; Convertible Securities. The Funds may invest in corporate debt obligations, trust preferred securities and convertible securities. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. A trust preferred security is a long dated bond (for example, 30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are

APPENDIX A

generally senior in claim to standard preferred stock but junior to other bondholders. The Funds may also invest in other short-term obligations issued or guaranteed by U.S. corporations, non-U.S. corporations or other entities.

Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Structured Securities and Inverse Floaters. The Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities, and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

Structured securities include, but are not limited to, inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Floating and Variable Rate Obligations. Each Fund may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed rate obligation in response to changes in interest rate levels. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable both of which may be issued by domestic banks or foreign banks. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institutions.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds. Each Fund may invest in zero coupon bonds, deferred interest, pay-in-kind and capital appreciation bonds. These bonds are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Options on Securities and Securities Indices. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be

APPENDIX A

traded on either U.S. exchanges or over-the-counter. Over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Yield Curve Options. Each Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on U.S. exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Pool Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.

■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers, including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. Government Securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or

APPENDIX A

appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of that collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in particular types of fixed-income and other securities.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Borrowings and Reverse Repurchase Agreements. Each Fund can borrow money from banks and other financial institutions, and certain Funds may enter into reverse repurchase agreements in amounts not exceeding one-third of a Fund’s total assets. A Fund may not make additional investments if borrowings exceed 5% of its total assets. Reverse repurchase agreements involve the sale of securities held by a Fund subject to the Fund’s agreement to repurchase them at a mutually agreed upon date and price (including interest). These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by a

Fund decline in value while these transactions are outstanding, the NAV of the Fund’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the investment return earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Interest Rate Swaps, Credit Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction (the buyer of the credit swap) the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. The Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Each Fund may enter into swap transactions for hedging purposes or to seek to increase total return. As an example, when a Fund is the buyer of a credit default swap (commonly known as buying protection), it may make periodic payments to the seller of the credit default swap to obtain protection against a credit default on

APPENDIX A

a specified underlying asset (or group of assets). If a default occurs, the seller of the credit default swap may be required to pay the Fund the “notional value” of the credit default swap on specified security (a group of securities). On the other hand, when a Fund is a seller of a credit default swap (commonly known as selling protection), in addition to the credit exposure the Fund has on the other assets held in its portfolio, the Fund is also subject to the credit exposure on the notional amount of the swap since, in the event of a credit default, the Fund may be required to pay the “notional value” of the credit default swap on specified security (a group of securities) to the buyer of the credit swap. A Fund will be the seller of a credit default swap only when the credit of the underlying asset is deemed by the Investment Adviser to meet the Fund’s minimum credit criteria at the time the swap is first entered into. The use of interest rate, credit and total return swaps, options on swaps, and interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market values and interest rates or in its evaluation of the creditworthiness of swap counterparties and the issuers of the underlying assets, the investment performance of a Fund would be less favorable than it would have been if these investment techniques were not used.

Other Investment Companies. Each Fund may invest in securities of other investment companies subject to statutory limitations prescribed by the Investment Company Act. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds for which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Non-Investment Grade Fixed-Income Securities. Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as “junk bonds”) are considered predominantly speculative by traditional investment standards. In some cases, these obligations may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed-income securities are subject to the increased risk of an issuer’s inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity. Non-investment grade securities are issued by state, city, or local municipalities that may have difficulty in making all scheduled interest and principal payments.

The market value of non-investment grade fixed-income securities tends to reflect individual corporate or municipal developments to a greater extent than that of higher rated securities which react primarily to fluctuations in the general level of interest rates. As a result, a Fund’s ability to achieve its investment objectives may depend to a greater extent on the Investment Adviser’s judgment concerning the creditworthiness of issuers than funds which invest in higher-rated securities. Issuers of non-investment grade fixed-income securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be affected more adversely than issuers of higher-rated securities by economic downturns, specific corporate or financial developments or the issuer’s inability to meet specific projected business forecasts. Negative publicity about the junk bond market and investor perceptions regarding lower rated securities, whether or not based on fundamental analysis, may depress the prices for such securities.

A holder’s risk of loss from default is significantly greater for non-investment grade fixed-income securities than is the case for holders of other debt securities because such non-investment grade securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by a Fund in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by a Fund of its initial investment and any anticipated income or appreciation is uncertain.

The secondary market for non-investment grade fixed-income securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher-rated securities. In addition, market trading volume for high yield fixed-income securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time

APPENDIX A

and then only at a substantial drop in price. These factors may have an adverse effect on the market price and a Fund’s ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for a Fund to obtain precise valuations of the high yield securities in its portfolio.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has been in operation for less than five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information has been audited by Ernst & Young LLP, whose report, along with the Funds’ financial statements, is included in the Funds’ annual report (available upon request without charge).

There are no financial highlights for the California Intermediate AMT-Free Municipal Fund and the New York Intermediate AMT-Free Municipal Fund because the Funds commenced operations on November 1, 2005.

SHORT DURATION TAX-FREE FUND

	Short Duration Tax Free Fund—Class A Shares

	Years Ended October 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$10.39	$10.45	$10.36	$10.26	$9.94

Income (loss) from investment operations

Net investment income[a]	0.24	0.19	0.17	0.26 [c]	0.38

Net realized and unrealized gain (loss)	(0.18)	(0.06)	0.10	0.12 [c]	0.33

Total from investment operations	0.06	0.13	0.27	0.38	0.71

Distributions to shareholders

From net investment income	(0.25)	(0.19)	(0.18)	(0.28)	(0.39)

Net asset value, end of year	$10.20	$10.39	$10.45	$10.36	$10.26

Total return[b]	0.56%	1.25%	2.62%	3.72%	7.27%

Net assets at end of period (in 000s)	$147,425	$188,487	$204,838	$118,906	$38,891

Ratio of net expenses to average net assets	0.78%	0.79%	0.80%	0.79%	0.79%

Ratio of net investment income to average net assets	2.37%	1.80%	1.66%	2.57%[c]	3.73%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.91%	0.90%	0.92%	1.02%	1.25%

Ratio of net investment income to average net assets	2.24%	1.69%	1.54%	2.34%[c]	3.27%

Portfolio turnover rate	46%	37%	43%	31%	69%

See page 103 for all footnotes.

APPENDIX B

	Short Duration Tax Free Fund—Class B Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$10.38	$10.44	$10.35	$10.25		$9.94

Income (loss) from investment operations

Net investment income[a]	0.18	0.12	0.11	0.21	[c]	0.32

Net realized and unrealized gain (loss)	(0.18)	(0.05)	0.10	0.10	[c]	0.32

Total from investment operations	(0.00)	0.07	0.21	0.31		0.64

Distributions to shareholders

From net investment income	(0.19)	(0.13)	(0.12)	(0.21)		(0.33)

Net asset value, end of year	$10.19	$10.38	$10.44	$10.35		$10.25

Total return[b]	(0.04)%	0.64%	2.01%	3.10%		6.53%

Net assets at end of period (in 000s)	$2,612	$4,619	$6,536	$5,111		$2,382

Ratio of net expenses to average net assets	1.38%	1.39%	1.40%	1.39%		1.39%

Ratio of net investment income to average net assets	1.77%	1.20%	1.09%	2.01	% [c]	3.22%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.66%	1.65%	1.67%	1.77%		2.00%

Ratio of net investment income to average net assets	1.49%	0.94%	0.82%	1.63	% [c]	2.61%

Portfolio turnover rate	46%	37%	43%	31%		69%

See page 103 for all footnotes.

	Short Duration Tax Free Fund— Class C Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$10.39	$10.45	$10.36	$10.26		$9.94

Income (loss) from investment operations

Net investment income[a]	0.16	0.11	0.10	0.18	[c]	0.29

Net realized and unrealized gain (loss)	(0.18)	(0.06)	0.09	0.12	[c]	0.34

Total from investment operations	(0.02)	0.05	0.19	0.30		0.63

Distributions to shareholders

From net investment income	(0.17)	(0.11)	(0.10)	(0.20)		(0.31)

Net asset value, end of year	$10.20	$10.39	$10.45	$10.36		$10.26

Total return[b]	(0.19)%	0.49%	1.86%	2.94%		6.48%

Net assets at end of period (in 000s)	$9,440	$18,283	$30,057	$27,937		$3,842

Ratio of net expenses to average net assets	1.53%	1.54%	1.55%	1.54%		1.54%

Ratio of net investment income to average net assets	1.61%	1.04%	0.94%	1.80	% [c]	2.94%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.66%	1.65%	1.67%	1.77%		2.00%

Ratio of net investment income to average net assets	1.48%	0.93%	0.82%	1.57	% [c]	2.48%

Portfolio turnover rate	46%	37%	43%	31%		69%

See page 103 for all footnotes.

APPENDIX B

MUNICIPAL INCOME FUND

	Municipal Income Fund— Class A Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$15.68	$15.41	$15.29	$15.32		$14.48

Income (loss) from investment operations

Net investment income[a]	0.63	0.65	0.64	0.65	[c]	0.67

Net realized and unrealized gain (loss)	(0.08)	0.27	0.13	(0.01	) [c]	0.82

Total from investment operations	0.55	0.92	0.77	0.64		1.49

Distributions to shareholders

From net investment income	(0.64)	(0.65)	(0.65)	(0.67)		(0.65)

Net asset value, end of year	$15.59	$15.68	$15.41	$15.29		$15.32

Total return[b]	3.55%	6.09%	5.10%	4.30%		10.48%

Net assets at end of period (in 000s)	$240,123	$179,223	$160,856	$119,161		$80,735

Ratio of net expenses to average net assets	0.93%	0.94%	0.95%	0.94%		0.94%

Ratio of net investment income to average net assets	3.99%	4.21%	4.17%	4.27%[c]		4.47%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.09%	1.12%	1.13%	1.11%		1.18%

Ratio of net investment income to average net assets	3.83%	4.03%	3.99%	4.10%[c]		4.23%

Portfolio turnover rate	38%	32%	54%	39%		22%

See page 103 for all footnotes.

	Municipal Income Fund— Class B Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$15.68	$15.41	$15.29	$15.32		$14.49

Income (loss) from investment operations

Net investment income[a]	0.51	0.54	0.53	0.54	[c]	0.56

Net realized and unrealized gain (loss)	(0.08)	0.26	0.12	(0.01	) [c]	0.81

Total from investment operations	0.43	0.80	0.65	0.53		1.37

Distributions to shareholders

From net investment income	(0.52)	(0.53)	(0.53)	(0.56)		(0.54)

Net asset value, end of year	$15.59	$15.68	$15.41	$15.29		$15.32

Total return[b]	2.78%	5.30%	4.32%	3.52%		9.57%

Net assets at end of period (in 000s)	$13,783	$14,117	$15,143	$16,903		$11,902

Ratio of net expenses to average net assets	1.68%	1.69%	1.70%	1.69%		1.69%

Ratio of net investment income to average net assets	3.25%	3.46%	3.44%	3.53	% [c]	3.72%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.84%	1.87%	1.88%	1.86%		1.93%

Ratio of net investment income to average net assets	3.09%	3.28%	3.26%	3.36	% [c]	3.48%

Portfolio turnover rate	38%	32%	54%	39%		22%

See page 103 for all footnotes.

APPENDIX B

	Municipal Income Fund— Class C Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$15.68	$15.41	$15.30	$15.33		$14.50

Income (loss) from investment operations

Net investment income[a]	0.52	0.54	0.53	0.54	[c]	0.56

Net realized and unrealized gain (loss)	(0.08)	0.26	0.11	(0.01	) [c]	0.81

Total from investment operations	0.44	0.80	0.64	0.53		1.37

Distributions to shareholders

From net investment income	(0.52)	(0.53)	(0.53)	(0.56)		(0.54)

Net asset value, end of year	$15.60	$15.68	$15.41	$15.30		$15.33

Total return[b]	2.85%	5.30%	4.25%	3.52%		9.64%

Net assets at end of period (in 000s)	$7,873	$5,838	$4,615	$6,155		$5,300

Ratio of net expenses to average net assets	1.68%	1.69%	1.70%	1.69%		1.69%

Ratio of net investment income to average net assets	3.24%	3.46%	3.45%	3.54	% [c]	3.72%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.84%	1.87%	1.88%	1.86%		1.93%

Ratio of net investment income to average net assets	3.08%	3.28%	3.27%	3.37	% [c]	3.48%

Portfolio turnover rate	38%	32%	54%	39%		22%

See page 103 for all footnotes.

HIGH YIELD MUNICIPAL FUND

	High Yield Municipal Fund— Class A Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$10.90	$10.66	$10.34	$10.57		$10.18

Income (loss) from investment operations

Net investment income[a]	0.54	0.54	0.54	0.57	[c]	0.59

Net realized and unrealized gain (loss)	0.21	0.23	0.33	(0.19	) [c]	0.41

Total from investment operations	0.75	0.77	0.87	0.38		1.00

Distributions to shareholders

From net investment income	(0.54)	(0.53)	(0.55)	(0.58)		(0.61)

From net realized gains	—	—	—	(0.03)		—

Total distributions	(0.54)	(0.53)	(0.55)	(0.61)		(0.61)

Net asset value, end of year	$11.11	$10.90	$10.66	$10.34		$10.57

Total return[b]	6.99%	7.40%	8.59%	3.66%		10.05%

Net assets at end of period (in 000s)	$2,264,580	$1,513,843	$895,711	$585,882		$303,622

Ratio of net expenses to average net assets	0.97%	0.99%	1.00%	0.99%		0.99%

Ratio of net investment income to average net assets	4.78%	5.03%	5.21%	5.41%[c]		5.68%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	0.99%	1.01%	1.03%	1.04%		1.08%

Ratio of net investment income to average net assets	4.76%	5.01%	5.18%	5.36%[c]		5.59%

Portfolio turnover rate	28%	41%	54%	52%		61%

See page 103 for all footnotes.

APPENDIX B

	High Yield Municipal Fund— Class B Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, at beginning of year	$10.90	$10.66	$10.34	$10.57		$10.18

Income (loss) from investment operations

Net investment income[a]	0.45	0.46	0.47	0.49	[c]	0.51

Net realized and unrealized gain (loss)	0.22	0.23	0.32	(0.19	) [c]	0.41

Total from investment operations	0.67	0.69	0.79	0.30		0.92

Distributions to shareholders

From net investment income	(0.46)	(0.45)	(0.47)	(0.50)		(0.53)

From net realized gains	—	—	—	(0.03)		—

Total distributions	(0.46)	(0.45)	(0.47)	(0.53)		(0.53)

Net asset value, end of year	$11.11	$10.90	$10.66	10.34		10.57

Total return[b]	6.20%	6.60%	7.78%	2.88%		9.23%

Net assets at end of period (in 000s)	$49,299	$48,286	$45,620	$40,428		$32,403

Ratio of net expenses to average net assets	1.72%	1.74%	1.75%	1.74%		1.74%

Ratio of net investment income to average net assets	4.05%	4.29%	4.50%	4.70	% [c]	4.91%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.75%	1.76%	1.78%	1.79%		1.83%

Ratio of net investment income to average net assets	4.02%	4.27%	4.47%	4.65	% [c]	4.82%

Portfolio turnover rate	28%	41%	54%	52%		61%

See page 103 for all footnotes.

	High Yield Municipal Fund— Class C Shares

	Years Ended October 31,

	2005	2004	2003	2002		2001

Net asset value, beginning of year	$10.90	$10.66	$10.34	$10.57		$10.18

Income (loss) from investment operations

Net investment income[a]	0.45	0.46	0.47	0.49	[c]	0.52

Net realized and unrealized gain (loss)	0.22	0.23	0.32	(0.19	) [c]	0.40

Total from investment operations	0.67	0.69	0.79	0.30		0.92

Distributions to shareholders

From net investment income	(0.46)	(0.45)	(0.47)	(0.50)		(0.53)

From net realized gains	—	—	—	(0.03)		—

Total distributions	(0.46)	(0.45)	(0.47)	(0.53)		(0.53)

Net asset value, end of year	$11.11	$10.90	$10.66	$10.34		$10.57

Total return[b]	6.20%	6.60%	7.78%	2.88%		9.23%

Net assets at end of period (in 000s)	$87,466	$61,299	$40,624	$30,696		$20,359

Ratio of net expenses to average net assets	1.72%	1.74%	1.75%	1.74%		1.74%

Ratio of net investment income to average net assets	4.03%	4.28%	4.48%	4.68	% [c]	4.94%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.74%	1.76%	1.78%	1.79%		1.83%

Ratio of net investment income to average net assets	4.01%	4.26%	4.45%	4.63	% [c]	4.85%

Portfolio turnover rate	28%	41%	54%	52%		61%

See page 103 for all footnotes.

Footnotes:

a	Calculated based on the average shares outstanding methodology.
b	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on capital gains and other taxable distributions or the redemption of Fund shares.
c	As required, effective November 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premium and discounts on debt securities. The effect of this change for the year ended October 31, 2002 was an impact of less than $0.01 per share to net investment income and net realized and unrealized gains and losses, and an impact to the ratio of net investment income to average net assets with and without expense reductions by less than 0.01% for the Short Duration Tax-Free and Municipal Income Funds and a decrease of 0.04% for the High Yield Municipal Fund. Per share amounts, ratios and supplemental data for periods prior to November 1, 2001 have not been restated to reflect this change in presentation.

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Index

1 General Investment Management Approach

5 Fund Investment Objectives and Strategies
5	Goldman Sachs Short Duration Tax-Free Fund
7	Goldman Sachs California Intermediate AMT-Free Municipal Fund
9	Goldman Sachs New York Intermediate AMT-Free Municipal Fund
11	Goldman Sachs Municipal Income Fund
12	Goldman Sachs High Yield Municipal Fund

14 Other Investment Practices and Securities

16 Principal Risks of the Funds

20 Fund Performance

25 Fund Fees and Expenses

34 Service Providers

41 Dividends

42 Shareholder Guide
42	How to Buy Shares
57	How to Sell Shares

72 Taxation

75 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

94 Appendix B Financial Highlights

Fixed Income Funds Prospectus (Class A, B and C Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year. The California Intermediate AMT-Free Municipal Fund and the New York Intermediate AMT-Free Municipal Funds commenced operation on November 1, 2005. The semi-annual report for the fiscal period ending April 30, 2006 will become available to shareholders in June 2006. The annual report for the fiscal year ending October 31, 2006 will become available to shareholders in December 2006.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-526-7384. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-526-7384

■ By mail:	Goldman Sachs Funds 71 S. Wacker Dr., Suite 500 Chicago, IL 60606

■ By e-mail:	gs-funds@gs.com

■ On the Internet:	SEC EDGAR database – http://www.sec.gov Goldman Sachs – http://www.gs.com/funds

You may review and obtain copies of Fund documents (including the Additional Statement) by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

GSAM® is a registered service mark of Goldman, Sachs & Co.

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